SCHEDULE 14A INFORMATION

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XM Satellite Radio Holdings Inc.

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XM SATELLITE RADIO HOLDINGS INC.

1500 Eckington Place, N.E.

Washington, DC 20002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 22, 2003

To our stockholders:

On behalf of the Board of Directors of XM Satellite Radio Holdings Inc., it is my pleasure to invite you to the Company’s 2003 annual meeting of stockholders. The annual meeting will be held on May 22, 2003, at 9:00 a.m., local time, at the Hilton Washington Embassy Row, 2015 Massachusetts Avenue, N.W., Washington, D.C. 20036. The annual meeting has been called for the following purposes:

1.	to consider and vote upon a proposal to elect eleven directors of XM Satellite Radio Holdings Inc.;

2.	to consider and vote upon an amendment to the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan to increase the number of shares of Class A common stock that may be issued under the plan;

3.	to consider and vote upon an amendment to the XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan to increase the number of shares of Class A common stock that may be issued under the plan;

4.	to ratify the Board of Directors’ appointment of KPMG LLP as the independent public accountants of XM Satellite Radio Holdings Inc. for the 2003 fiscal year; and

5.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 1, 2003 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Gary M. Parsons
Chairman of the Board of Directors

Dated: April 16, 2003

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

XM SATELLITE RADIO HOLDINGS INC.

1500 Eckington Place, N.E.

Washington, DC 20002

Annual Meeting of Stockholders

May 22, 2003

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of XM Satellite Radio Holdings Inc. for use at our 2003 annual meeting of stockholders to be held on May 22, 2003, at 9:00 a.m., local time, at the Hilton Washington Embassy Row, 2015 Massachusetts Avenue, N.W., Washington, D.C. 20036. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

We will pay the cost of all proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of XM Satellite Radio may solicit proxies by personal interview, telephone, facsimile and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. We may also make arrangements with brokerage firms, banks, custodians, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. We will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

This proxy statement and the enclosed proxy are first being mailed to our stockholders on or about April 16, 2003.

Voting and Revocability of Proxies

A proxy for use at the annual meeting and a return envelope are enclosed. Shares of XM Satellite Radio Holdings Inc.’s common stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting according to the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted “FOR” approval of each proposal considered at the annual meeting. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. We are not aware of any other matters that are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, the persons named in the accompanying proxy will vote on such matter in their own discretion.

A stockholder who has given a proxy may revoke it at any time before its exercise at the annual meeting by (1) giving written notice of revocation to our Secretary, (2) properly submitting to us a duly executed proxy bearing a later date or (3) voting in person at the annual meeting. Unless revoked, the shares represented by each such proxy will be voted at the meeting and any adjournment or postponement of the meeting. Presence at the meeting of a stockholder who has signed a proxy but does not provide a notice of revocation or request to vote in person does not revoke that proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: XM Satellite Radio Holdings Inc., 1500 Eckington Place, N.E., Washington, DC 20002, Attention: Secretary.

Voting Procedure

All holders of record of our Class A common stock and Series C preferred stock at the close of business on April 1, 2003 will be eligible to vote at the annual meeting. Each holder of our Class A common stock is entitled to one vote for each proposal at the annual meeting for each share of Class A common stock held by such stockholder and each holder of our Series C preferred stock is entitled to 136 votes for each proposal at the annual meeting for each share of Series C preferred stock held by such stockholder. As of April 1, 2003, there were 108,185,043 shares of Class A common stock and 200,000 shares of Series C preferred stock outstanding.

The holders of a majority of the voting rights of the shares of Class A common stock and Series C preferred stock issued and outstanding and entitled to vote at the annual meeting, present in person or by proxy, will constitute a quorum at the annual meeting. A quorum must exist for the Company’s stockholders to vote on the proposals set forth in this proxy statement. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

The affirmative vote of a plurality of the voting rights of the shares of Class A common stock and Series C preferred stock present or represented by Proxy at the Annual Meeting, voting together as a single class, is required to elect directors (Proposal 1). The affirmative vote of a majority of the voting rights of the shares of Class A common stock and Series C preferred stock present or represented by Proxy at the Annual Meeting, voting together as a single class, is required to approve the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, as amended, the amendment to the XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan and to ratify the appointment of our independent public accountants for fiscal year 2003 (Proposals 2, 3 and 4).

Votes cast in person or by proxy at the annual meeting will be tabulated by the inspector of election appointed for the annual meeting, who will determine whether or not a quorum is present. Votes may be cast for, against or as abstentions. Abstentions will be counted for purposes of determining the shares present or represented at the annual meeting and entitled to vote. Accordingly, abstentions will have the same effect as a vote against the proposal to approve the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, as amended, the proposal to approve an amendment to the XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan and the proposal to ratify the Board of Directors’ appointment of KPMG LLP as the Company’s independent public accountants for the 2003 fiscal year (Proposals 2, 3, and 4), but will not affect the proposal for election of directors (Proposal 1).

Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker-dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which under such rules, typically include the election of directors and ratification of auditors, and in some cases amendment of stock plans. Broker-dealers may not vote such shares on other matters without specific instructions from the customers who beneficially own such shares. Proxies signed and submitted by broker-dealers that have not been voted on matters described in the previous sentence are referred to as broker non-votes. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matters and, assuming the presence of a quorum, will not affect any of the proposals.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

ELECTION OF DIRECTORS

(PROPOSAL 1)

The Board of Directors recommends the election as directors of the eleven nominees listed below. The eleven nominees, if elected, will hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the nominees is an incumbent director.

It is intended that shares represented by Proxies in the accompanying form will be voted “FOR” the election of the nominees named below unless a contrary direction is indicated. If at the time of the 2003 Annual Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

The following table sets forth the name and age of each nominee for director, indicating all positions and offices with our company currently held by the director.

Name	Age	Position
Gary M. Parsons(3)(4)	52	Chairman of the Board of Directors
Hugh Panero(4)	47	President, Chief Executive Officer and Member, Board of Directors
Nathaniel A. Davis(1)(3)	49	Member, Board of Directors
Thomas J. Donohue(2)(3)	64	Member, Board of Directors
Chester A. Huber, Jr.(2)	48	Member, Board of Directors
Randall T. Mays(1)(2)	37	Member, Board of Directors
Pierce J. Roberts, Jr.(1)(3)(4)	56	Member, Board of Directors
Jack Shaw(2)(3)	64	Member, Board of Directors
Thomas G. Elliott	61	Member, Board of Directors
R. Steven Hicks(4)	53	Member, Board of Directors
James N. Perry(4)	42	Member, Board of Directors

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating committee.
(4)	Member of the finance committee.

Set forth below are descriptions of the backgrounds and principal occupations of each of our directors, and the period during which he has served as a director.

Gary M. Parsons has served as our Chairman of the Board of Directors since May 1997. Mr. Parsons was Chairman of the Board of Directors of Motient Corporation from March 1998 to May 2002. Mr. Parsons joined Motient in July 1996 and also served as its Chief Executive Officer and President. He serves on the board of Sorrento Networks Corporation and is Chairman and Chief Executive Officer of Mobile Satellite Ventures L.P. Previously, Mr. Parsons was with MCI Communications Corporation where he served in a variety of roles from 1990 to 1996, including most recently as Executive Vice President of MCI Communications, and as Chief Executive Officer of MCI’s subsidiary MCImetro, Inc. From 1984 to 1990, Mr. Parsons was one of the principals of Telecom*USA, which was acquired by MCI. Prior to the recruitment of Hugh Panero, Mr. Parsons served as our Chief Executive Officer.

Hugh Panero has served as a member of our Board of Directors and as President and Chief Executive Officer since June 1998. Mr. Panero has over 16 years experience building and managing entertainment distribution services. Most recently, from 1993 to 1998, Mr. Panero served as President and Chief Executive Officer of Request TV, a national pay-per-view network owned by Liberty Media and Twentieth Century Fox.

Prior to his employment with Request TV, Mr. Panero spent ten years with Time Warner Cable where he was part of the team that built the cable systems serving parts of Queens and Brooklyn, New York. Mr. Panero held various positions with Time Warner Cable, including Vice President, Marketing.

Nathaniel A. Davis has served as a member of our Board of Directors since October 1999. Mr. Davis is President and Chief Operating Officer and a member of the board of directors of XO Communications Inc., formerly Nextlink Communications Inc. XO Communications filed a petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code in June 2002 and completed its restructuring and emerged from Chapter 11 in January 2003. From October 1998 to December 1999, he was Executive Vice President of Nextel Communications where he had responsibility for the technical and engineering operations of Nextel’s nationwide switching and wireless communications network, billing and information technology systems. From August 1986 through September 1998, Mr. Davis served in a variety of senior engineering and finance roles at MCI, most recently as Senior Vice President and Chief Financial Officer of MCI Telecommunications. Mr. Davis serves on the board of directors of Mutual of America Capital Management Corporation.

Thomas J. Donohue has served as a member of our Board of Directors since October 1999. Mr. Donohue is President and Chief Executive Officer of the U.S. Chamber of Commerce, the world’s largest business federation, and has been active in national policy and non-profit operations for 30 years. From July 1984 through September 1997, Mr. Donohue served as President and Chief Executive Officer of the American Trucking Association. He serves on the board of directors of Qwest Communications International, Union Pacific Corporation, Sunrise Assisted Living Corporation, Marymount University and the Hudson Institute.

Thomas G. Elliott has served as a member of our Board of Directors since January 2003. Mr. Elliott is executive vice president, automobile operations and a director of American Honda Motor Co., Inc. Mr. Elliott became senior vice president, automobile operations of American Honda in 1986, and in 1988 was promoted to executive vice president and was named to the American Honda Board of Directors. He was appointed to the Honda North America Board of Directors in 1992. In 1992, additionally, Mr. Elliott became president of Honda Performance Development, Inc., a subsidiary of American Honda, established to manage the Honda Championship Auto Racing Team (CART) racing and race engine development programs. Mr. Elliott is a director of American Honda Finance Corporation, a subsidiary of American Honda that provides financing for the lease and sale of Honda products in the United States, and a director of Honda Performance Development.

R. Steven Hicks has served as a member of our Board of Directors since January 2003. Mr. Hicks is Chairman of Click Radio. From 1996 to October 1999, he served as President and Chief Executive Officer of Capstar Broadcasting. From October 1999 to August 2000, Mr. Hicks was the Vice Chairman and President of AMFM Inc.’s New Media division, which developed internet products and technologies for the radio industry. Mr. Hicks is a director of Prime Medical Services, Inc.

Chester A. Huber, Jr. has served as a member of our Board of Directors since January 2002. Mr. Huber was named President of OnStar Corporation in December 1999 and was general manager of the OnStar Division of General Motors Corporation from June 1995 until December 1999. He has held a variety of engineering, operations and marketing roles in his 27-year career with General Motors, including general director of Aftermarket Parts and Services, and general director of Sales, Marketing and Product Support for the Electro-Motive Division.

Randall T. Mays has served as a member of our Board of Directors since July 1999. Mr. Mays is the Executive Vice President and Chief Financial Officer of Clear Channel Communications. Mr. Mays has been associated with Clear Channel since 1993 when he was elected Vice President and Treasurer. Mr. Mays also serves on the board of directors of Clear Channel Communications and CNET Networks.

James N. Perry has served as a member of our Board of Directors since May 2002. Mr. Perry a is a Managing Director of Madison Dearborn Partners, Inc., a Chicago-based private equity investing firm, where he specializes in investing in companies in the communications industry. Mr. Perry also presently serves on the board of directors of Allegiance Telecom, Inc. and Focal Communications Corporation.

Pierce J. Roberts, Jr. has served as a member of our Board of Directors since August 2000. Mr. Roberts has been Managing Director of AEA Investors since September 1999. Previously, he was with Bear Stearns from 1993 to 1998 where he was the head of the Telecom investment banking group. Prior to that, he was Managing Director at The Blackstone Group, Vice President-Corporate Development at BellSouth Corporation, and founder of his own corporate development business.

Jack Shaw has served as a member of our Board of Directors since May 1997. Mr. Shaw is Chief Executive Officer of Hughes Electronics Corporation and served as Chief Executive Officer and Chairman of Hughes Network Systems, Inc. from 1987 and 1988, respectively, through January 2000. Mr. Shaw is a member of the Hughes Electronics Corporation Executive Committee and board of directors. Previously, Mr. Shaw held senior management positions with companies including ITT Space Communications, Inc., Digital Communications Corporation and M/A-Com Telecommunications, Inc., which was acquired by Hughes Electronics Corporation in 1987. Mr. Shaw is Chairman of the Board of Directors of PanAmSat Corporation.

Director Designation Agreements; Board Observers

We have director designation agreements with AEA XM Investors, Clear Channel Investments, Hughes Electronics, American Honda, Madison Dearborn Partners, General Motors and DIRECTV. These director designation agreements contemplate election to our Board of Directors of members selected by each of General Motors (or DIRECTV, as they may agree), Clear Channel, AEA XM Investors and American Honda; the Chairman of the Board; a director who also serves as our President and Chief Executive Officer; and two independent directors of recognized industry experience and stature. Mr. Panero is our President and Chief Executive Officer; Mr. Huber is the director nominee selected by General Motors; Mr. Mays is the director nominee selected by Clear Channel; Mr. Roberts is the director nominee selected by AEA Investors and Mr. Elliott is the director nominee selected by American Honda. Messrs. Davis and Donohue are the independent director nominees. The director designation agreements will terminate upon unanimous consent of the parties.

Under a shareholders and noteholders agreement, General Motors (or DIRECTV, as they may agree), Clear Channel, American Honda, Columbia Capital and Madison Dearborn Partners have observation rights at meetings of the Board of Directors. As provided in the shareholders and noteholders agreement, these observation rights are subject to these entities maintaining certain minimum percentages of their original investments or certain minimum ownership percentages in our company. The shareholders and noteholders agreement will terminate upon unanimous consent of the parties.

Approval of Proposal

The affirmative vote of a plurality of the voting rights of the shares of Class A common stock and Series C preferred stock present or represented by Proxy at the Annual Meeting, voting together as a single class, is required to elect directors.

The Board of Directors recommends a vote FOR Proposal 1.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers. Officers are elected by and serve at the discretion of our Board of Directors.

Name	Age	Position
Stephen Cook	47	Executive Vice President, Sales, Marketing and Customer Operations
Joseph J. Euteneuer	47	Executive Vice President, Chief Financial Officer
Steven P. Gavenas	47	Executive Vice President, Programming
Stelios Patsiokas	50	Executive Vice President, Engineering and Technology
Joseph M. Titlebaum	40	Executive Vice President, General Counsel and Secretary

Set forth below are descriptions of the backgrounds of each of our executive officers, other than Messrs. Parsons and Panero, whose positions and backgrounds are described above.

Stephen Cook has served as our Senior Vice President, Sales and Marketing since February 1999 and was promoted to Executive Vice President, Sales, Marketing and Customer Operations in January 2002. Previously, Mr. Cook was Chief Operating Officer for Conxus Communications, where he successfully launched its portable voice messaging product, Pocketalk, in the top 12 United States markets. From 1990 to 1997, Mr. Cook held key management positions with GTE’s cellular operations, including VP of Marketing and President of the Southeast region. Prior to that time, Mr. Cook also spent five years in brand management with Procter & Gamble and has more than 15 years of experience with launching and marketing new consumer products.

Joseph J. Euteneuer has served as our Executive Vice President, Chief Financial Officer since June 2002. Mr. Euteneuer is a certified public accountant. Previously, Mr. Euteneuer was Executive Vice President and Chief Financial Officer of Broadnet Europe, a subsidiary of Comcast Corporation, from 2000 to 2002. Mr. Euteneuer joined Comcast in 1989 and served as its Vice President & Corporate Controller prior to joining Broadnet Europe.

Steven P. Gavenas has served as our Senior Vice President, New Business Development since December 1999 and was promoted to Executive Vice President, Programming in January 2002. Previously, from June 1996 to November 1999, Mr. Gavenas held several positions in WorldSpace International, including VP of Marketing, EVP Corporate Strategy and EVP Commercial Operations. Before joining WorldSpace, from September 1989 to May 1996 Mr. Gavenas was a management consultant with McKinsey and Company, Inc., an international strategy consulting firm.

Stelios Patsiokas has served as our Senior Vice President, Technology since October 1998 and was promoted to Executive Vice President, Engineering and Technology in January 2002. Previously, Dr. Patsiokas was with Motorola, Inc., where he served in a variety of consumer electronics design and development roles since 1979. Since 1996, Dr. Patsiokas was Director of Product Development, for Motorola’s Messaging Systems Product Group, where he was involved with developing the PageWriterTM 2000 two-way messaging device. Dr. Patsiokas holds over 24 United States patents.

Joseph M. Titlebaum has served as our Senior Vice President, General Counsel and Secretary since September 1998 and was promoted to Executive Vice President, General Counsel and Secretary in March 2003. From 1990 to 1998, Mr. Titlebaum was an attorney with the law firm of Cleary, Gottlieb, Steen & Hamilton. With a specialty in telecommunications ventures, Mr. Titlebaum has expertise in structuring, negotiating and implementing corporate finance and mergers and acquisitions transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The information presented under “Principal Stockholders” and “Security Ownership of Directors and Executive Officers” below regarding beneficial ownership of the common stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right.

As of April 1, 2003, there were 108,185,043 shares of Class A common stock outstanding.

Principal Stockholders

The following table presents, as of April 1, 2003, information based upon our records and filings with the SEC regarding each person known to us to be the beneficial owner of more than 5% of our Class A common stock:

	Number of Class A Shares		Percentage of Total Class A Shares	Voting Percentage
Beneficial Owners of More Than 5%:
General Motors Corporation 100 Renaissance Center 3031 West Grand Boulevard PO Box 100 Detroit, MI 48265-1000	25,169,390	(1)	19.9%	7.5%

American Honda Motor Co., Inc. 1919 Torrance Blvd. Torrance, CA 90501	22,498,391	(2)	17.2%	5.0%

Hughes Electronics Corporation 200 N. Sepulveda Boulevard El Segundo, CA 90245	18,516,138	(3)	15.5%	7.4%

Eastbourne Capital Management, LLC 1101 Fifth Avenue Suite 160 San Rafael, CA 94901	12,899,968	(4)	11.8%	7.4%

AEA XM Investors Inc. AEA XM Investors I LLC AEA XM Investors II LLC AEA XM Investors IA LLC AEA XM Investors IIA LLC 65 E. 55th Street New York, NY 10022	10,551,528	(5)	8.9%	6.0%

Madison Dearborn Capital Partners III, L.P. Madison Dearborn Special Equity III, L.P. Special Advisors Fund I, LLC 3 First National Plaza, Suite 3800 Chicago, IL 60602	9,449,275	(6)	8.2%	7.0%

	Number of Class A Shares		Percentage of Total Class A Shares	Voting Percentage
Beneficial Owners of More Than 5%:
Clear Channel Investments, Inc. 200 Concord Plaza, Suite 600 San Antonio, TX 78216	8,329,877		7.7%	6.2%

Columbia XM Radio Partners, LLC Columbia XM Satellite Partners III, LLC Columbia Capital Equity Partners II (QP), LP Columbia Capital Equity Partners III (QP), LP 201 North Union Street, Suite 300 Alexandria, VA 22314	8,056,895	(7)	7.1%	4.0%

George W. Haywood c/o Cronin & Vris, LLP 380 Madison Avenue 24th Floor New York, NY 10017	7,824,539		7.1%	4.2%

Black Bear Offshore Master Fund Ltd. c/o CITCO Fund Services (Cayman Islands) Limited Corporate Centre West Bay Road PO. Box 31106-SMB Grand Cayman, Cayman Islands	6,491,765		6.0%	4.8%

(1)	Includes 10,786,504 shares issuable upon conversion of Series A convertible preferred stock, 5,393,252 of which are owned by Hughes Electronics, 2,710,048 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends owned by Hughes Electronics, and 7,108,184 shares owned by Hughes Electronics. Under our agreements with General Motors, the convertible note issued to General Motors is not convertible and the warrant issued to General Motors is not exercisable to the extent General Motors would own more than 19.9% of our Class A common stock. The number of shares issuable upon conversion of convertible notes issued to General Motors (which vest over a four-year period in installments) or that may be issued in lieu of subscriber acquisition payments or as payment of interest cannot be determined at the present time because they depend on fair market values in the future.
(2)	Includes 15,723,270 shares issuable upon conversion of 10% senior secured discount convertible notes due 2009 and 6,775,121 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends.
(3)	Includes 5,393,252 shares issuable upon conversion of Series A convertible preferred stock and 2,710,048 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends.
(4)	Includes 6,491,765 shares owned by Black Bear Offshore Master Fund Ltd., 5,513,433 shares owned by Black Bear Fund I, L.P., and 894,770 shares owned by Black Bear Fund II, L.L.C., each of which disclaims beneficial ownership of any shares not held directly by such entity. Excludes 7,767,327 shares issuable to Black Bear Offshore Master Fund Ltd. and 1,246,796 shares issuable to Black Bear Fund I, L.P. upon conversion of 10% senior secured discount convertible notes due 2009 that are not convertible to the extent such entity would own greater than 4.999% of our Class A common stock.

(5)	Includes 930,767 shares issuable upon conversion of Series C preferred stock and accrued dividends held by AEA XM Investors I LLC, a Delaware limited liability company (“AEA XM I”), 7,199,379 shares issuable upon conversion of Series C preferred stock and accrued dividends held by AEA XM Investors II LLC, a Delaware limited liability company (“AEA XM II”), 263,725 shares issuable upon conversion of 10% senior secured discount convertible notes due 2009 held by AEA XM Investors IA LLC, a Delaware limited liability company (“AEA XM IA”), and 2,157,659 shares issuable upon conversion of 10% senior secured discount convertible notes due 2009 held by AEA XM Investors IIA LLC, a Delaware limited liability company (“AEA XM IIA”). As the general partner of each of XM Investors I LP, a Delaware limited partnership, XM Investors II LP, a Delaware limited partnership, XM Investors IA LP, a Delaware limited partnership and XM Investors IIA LP, a Delaware limited partnership, which are the managing members of AEA XM I, AEA XM II, AEA XM IA and AEA XM IIA, respectively, AEA XM Investors Inc., a Delaware corporation, may be deemed to be the beneficial owner of the shares of Class A common stock beneficially owned by AEA XM I, AEA XM II, AEA XM IA and AEA XM IIA.
(6)	Includes 2,600,238 shares of Class A common stock and 6,627,965 shares issuable upon conversion of Series C preferred stock and accrued dividends held by Madison Dearborn Capital Partners III, L.P.; 57,737 shares of Class A common stock and 147,156 shares issuable upon conversion of Series C preferred stock and accrued dividends held by Madison Dearborn Special Equity III, L.P.; and 16,179 shares of Class A common stock held by Special Advisors Fund I, LLC.
(7)	Includes 2,673,891 shares of Class A common stock, 609,761 shares issuable upon conversion of Series C preferred stock and accrued dividends and 1,054,759 shares issuable upon conversion of 10% senior secured discount convertible notes held by Columbia XM Radio Partners, L.L.C.; 967,962 shares issuable upon conversion of Series C preferred stock and accrued dividends and 299,396 shares issuable upon conversion of 10% senior secured discount convertible notes held by Columbia XM Satellite Partners III, LLC; 1,132,325 shares issuable upon conversion of Series C preferred stock and accrued dividends and 348,403 shares issuable upon conversion of 10% senior secured discount convertible notes held by Columbia Capital Equity Partners III (QP), LP; and 970,398 shares issuable upon conversion of 10% senior secured discount convertible notes held byColumbia Capital Equity Partners II (QP), LP.

Security Ownership of Directors and Executive Officers

The following table presents, as of April 1, 2003, information regarding the beneficial ownership of Class A common stock by each of our directors and executive officers named in the summary compensation table that appears below under the caption entitled “Executive Compensation and Other Information” and all of our directors and executive officers as a group:

Name	Number of Class A Shares Beneficially Owned		Percentage of Total Class A Shares
Directors and Named Executive Officers
Gary M. Parsons	485,619	(1)	*
Hugh Panero	572,963	(2)	*
Randall T. Mays	46,757		*
Chester A. Huber, Jr.	—		*
Jack Shaw	26,757		*
James N. Perry, Jr.	—	(3)	*
Nathaniel Davis	46,757		*
Thomas R. Donohue	46,757		*
Pierce J. Roberts, Jr.	63,295	(4)	*
Thomas G. Elliott	—		*
R. Steven Hicks	900,000		*
Steven Gavenas	122,318	(5)	*
Stephen Cook	187,413	(6)	*
Stelios Patsiokas	202,064	(7)	*
All directors and executive officers as a group (16 persons)	2,985,259	(8)	2.8%

*	Less than 1%.
(1)	Does not include 761,667 shares issuable upon exercise of options that are not exercisable within 60 days. A trust for the benefit of Mr. Parsons’ minor children, of which Mr. Parsons’ spouse is the trustee, owns 16,179 shares and a minority membership interest in Columbia Capital. Mr. Parsons disclaims beneficial ownership of these interests.
(2)	Does not include 750,000 shares issuable upon exercise of options that are not exercisable within 60 days.
(3)	Mr. Perry is a partner in each of Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P. and Special Advisors Fund I, LLC, which collectively own 9,449,275 shares. Mr. Perry disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(4)	Includes 2,500 shares issuable upon exercise of Series B convertible preferred stock. Mr. Roberts is affiliated with AEA XM Investors Inc., which is the general partner of each of XM Investors I LP, a Delaware limited partnership, XM Investors II LP, a Delaware limited partnership, XM Investors IA LP, a Delaware limited partnership and XM Investors IIA LP, which each manage AEA XM Investors I LLC, AEA XM Investors II LLC, AEA XM Investors IA LLC and AEA XM Investors IIA LLC, respectively. AEA XM Investors I, AEA XM Investors II, AEA XM Investors IA and AEA XM Investors IIA beneficially own 7,199,379, 930,767, 263,725 and 2,157,659 shares, respectively. Mr. Roberts disclaims beneficial ownership of the shares of Class A common stock beneficially owned by each of AEA XM Investors I LLC, AEA XM Investors II LLC, AEA XM Investors IA LLC and AEA XM Investors IIA LLC.
(5)	Does not include 273,333 shares issuable upon exercise of options that are not exercisable within 60 days.
(6)	Does not include 278,333 shares issuable upon exercise of options that are not exercisable within 60 days.
(7)	Does not include 286,666 shares issuable upon exercise of options that are not exercisable within 60 days.
(8)	Does not include 2,914,999 shares issuable upon exercise of options that are not exercisable within 60 days.

Director Designation Agreements

We have entered into director designation agreements under which members selected by AEA XM Investors, Clear Channel, General Motors and American Honda have been elected to our Board of Directors. These provisions are described above under the caption “Election of Directors—Director Designation Agreements; Board Observers.”

Shareholders and Noteholders Agreement

We have entered into a shareholders and noteholders agreement with AEA XM Investors, Clear Channel Investments, affiliates of Columbia Capital, Hughes Electronics, American Honda and affiliates of Madison Dearborn Partners, General Motors, DIRECTV and the investors that participated in our January 2003 financing transactions. The shareholders and noteholders agreement grants certain observation rights with respect to meetings of our Board of Directors, as described above under the caption “Election of Directors—Director Designation Agreements; Board Observers.” Under the agreement, holders of our 10% senior secured discount convertible notes due 2009 have consent rights similar to, but in addition to, those of our Series C preferred stock. Without the consent of 75% of the noteholders and GM, we are not able to: amend our charter and bylaws in a way that materially affects the rights of GM or the noteholders; issue common stock in an amount that increases the amount outstanding by 20% or more; take any action that would restrict our ability to honor the rights of GM or the noteholders; issue securities that have a preference over the notes or the note issued to GM’s subsidiary, OnStar Corporation; incur indebtedness with financial or operational covenants, redeem or repurchase securities that are junior to or on a parity with the notes or the OnStar note; enter into certain transactions with affiliates, merge or sell all or substantially all of our assets; or change the principal nature of our business. The parties to the shareholders and noteholders agreement also have the right to participate in any of our future private financings to the extent necessary to maintain their pro rata fully diluted ownership percentage. The shareholders and noteholders agreement will terminate upon unanimous consent of the parties.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has the authority to manage our business and affairs. Our Restated Bylaws and applicable law permit the Board to establish committees from among its members and delegate authority to these committees for various purposes. In addition, the Bylaws provide that the Board must annually appoint officers to manage the affairs of our company on a day to day basis as set forth in the Bylaws or as otherwise directed by the Board. All members of the Board of Directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. During the fiscal year ended December 31, 2002, there were a total of eleven meetings held by the Board of Directors. In 2002, all director nominees serving on our Board attended 75% or more of all Board Meetings and all meetings of the committees on which they served.

Committees

The Board of Directors has established compensation, audit, nominating and finance committees. Each committee reports to the Board of Directors.

During the fiscal year ended December 31, 2002, there were a total of nine meetings of the audit committee and one meeting of the compensation committee. The reports of each of the compensation committee and the audit committee to the Board of Directors are contained herein.

Compensation Committee.    The compensation committee, currently consisting of Messrs. Shaw, Huber, Donohue and Mays, is responsible for determining and paying compensation, salaries, annual bonuses, stock option grants and benefits to officers, directors and employees. A report of the compensation committee is included elsewhere in this proxy statement under the caption “Report of the Compensation Committee of the Board of Directors of XM Satellite Radio Holdings Inc. on Executive Compensation.” This report is not deemed filed with the SEC and is not incorporated by reference in any filing of our company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

Audit Committee.    The audit committee, currently consisting of Messrs. Davis, Mays and Roberts, reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters. These matters include the selection and oversight of our external auditors and oversight of our accounting books, records and policies, our procedures for addressing material risks, our financial statements, the appropriateness of our accounting principles and related party transactions. A report of the audit committee is included elsewhere in this proxy statement under the caption “Report of the Audit Committee of the Board of Directors of XM Satellite Radio Holdings Inc.” This report is not deemed filed with the SEC and is not incorporated by reference in any filing of our company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing. The audit committee charter, adopted on March 20, 2003 and attached to this proxy statement as Exhibit A, has been updated to reflect the audit committee’s expanded role under recent SEC rule changes.

Under the NASD rule that requires the audit committee to be “comprised solely of independent directors,” one member of the audit committee, Mr. Mays, may not have met the definition of “independent director” during the year ended December 31, 2002 because he is Executive Vice President and Chief Financial Officer of Clear Channel Communications, an affiliate of our stockholder, Clear Channel Investments, which owned more than 10% of our stock on a beneficial ownership basis during 2002 (although Clear Channel Investments owned less than 10% of our stock as of December 31, 2002) and is a party, in certain cases through its affiliates, to several agreements with us described below under the heading “Certain Relationships and Related Transactions.” However, our board of directors determined that Mr. Mays would qualify under the exception to the NASD rule because it is in the best interests of our company and stockholders that Mr. Mays serve on the audit committee. Mr. Mays has been a member of our board since July 1999 and thus has been familiar with our company since prior to our initial public offering. Mr. Mays is the only one of our directors who currently serves as chief financial officer of a public company. This has given Mr. Mays a level of knowledge and a perspective regarding the types of issues important to audit committees not possessed by any other member of our Board. In addition, our Board believes that Mr. Mays meets the independence standard under recently proposed SEC and NASD rules as he has not accepted any direct or indirect compensatory payments from us, other than in his capacity as a director, and is not an “affiliated person” under SEC rules. We believe that each member of our audit committee qualifies as a “financial expert” and is independent of management.

Nominating Committee.    The nominating committee, formed in January 2003 and consisting of Messrs. Parsons, Davis, Donohue, Shaw and Roberts, evaluates director nominee candidates and makes recommendations to the Board of Directors with respect to the nomination of individuals for election to the Board of Directors and to serve as committee members. The nominating committee recommended the nominations of all of the individuals set forth in Proposal 1 of this proxy statement.

Finance Committee.    The finance committee, formed in January 2003, currently consists of Messrs. Panero, Parsons, Roberts, Perry and Hicks. The finance committee reviews, evaluates and makes recommendations to the Board of Directors with respect to financing opportunities. Previously an ad hoc committee of our Board of Directors had performed this function, including in connection with our January 2003 financing.

Director Compensation

Our independent directors (as determined under our director designation agreement) receive retainer fees of $2,500 per quarter. In addition, these independent directors receive $2,000 for every meeting attended in person and $500 for every meeting attended telephonically. Independent directors also receive $3,000 per year for each board committee on which they serve. In January 2002, we granted each non-employee director an immediately exercisable ten-year option to purchase 10,000 shares of our Class A common stock at $14.99 per share. Messrs. Huber and Shaw elected to forego receipt of these options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with General Motors and OnStar

Distribution Agreement

Distribution of XM Radio through the new automobile market is central to our business strategy. Since June 1999, we have been a party to a long-term distribution agreement with OnStar Corporation, a subsidiary of General Motors, providing for the installation of XM radios in General Motors vehicles. During the term of the agreement, which runs for 12 years from commencement of our commercial operations in November 2001, General Motors has agreed to distribute our service to the exclusion of other satellite digital radio services that broadcast in the S-Band. General Motors will factory-install XM radios, purchased exclusively from our authorized manufacturers, in certain new General Motors vehicles and not install any radios which receive broadcasts by Sirius Radio, our primary competitor, as the only satellite radio service. We will have a non-exclusive right to arrange for the installation of XM radios included in OnStar systems in non-General Motors vehicles that are sold for use in the United States. General Motors is currently offering 25 XM Radio-equipped cars, light trucks and SUVs under the Buick, Chevrolet, Oldsmobile, Cadillac, Pontiac and GMC brand names during the 2003 model year and will expand to 44 GM models for the 2004 model year.

We have agreed to make significant payments to General Motors for serving as a distributor of XM Radio. Annual fixed payment obligations range from approximately $10 million to approximately $130 million through 2009, aggregating approximately $400 million. As described below under the heading “—Financing Agreements,” we have issued to OnStar a 10% Senior Secured Convertible Note due 2009 with an aggregate principal amount of approximately $89 million in lieu of making approximately $115 million in payments to OnStar otherwise due in 2003 through 2006. In order to encourage the broad installation of XM radios, we have agreed to subsidize a portion of the cost of XM radios, and to make incentive payments to General Motors when the owners of General Motors vehicles with installed XM radios become subscribers for the XM Radio service within 12 months of purchasing a General Motors vehicle equipped with an XM radio. We must also share with General Motors a percentage of the subscription revenue attributable to General Motors vehicles with installed XM radios. We will also make available to General Motors a limited amount of bandwidth for audio and/or data transmission by General Motors to owners of General Motors vehicles equipped with XM radios. The distribution agreement was amended in June 2002 and January 2003 to clarify certain terms in the agreement, including extending the dates when certain initial payments are due to GM, confirming the date of our commencement of commercial operations (November 2001), and providing that we may make certain payments to GM in the form of indebtedness or shares of our Class A common stock.

This agreement is subject to renegotiation if, four years after the commencement of commercial operations (November 2005) and at two-year intervals thereafter, General Motors does not achieve and maintain specified installation levels, starting with 1.24 million units after four years and thereafter increasing by the lesser of 600,000 units per year and amounts proportionate to our share of the satellite digital radio market. There can be no assurance as to the outcome of any such renegotiations. General Motors’ exclusivity obligations will discontinue if, four years after we commenced commercial operations and at two-year intervals thereafter, our mobile aftermarket share falls below 40% if there are two satellite radio providers in the United States, or below 33% if there are three satellite radio providers in the United States.

In February 2000, we signed an agreement with Sirius Radio to develop a unified standard for satellite radios, which will facilitate the ability of consumers to purchase one radio capable of receiving both companies’ services. In accordance with the terms of the agreement, we expect to work with General Motors to integrate the new standard under the terms of the distribution agreement with General Motors. The agreement with General Motors provides that if General Motors elects to install radios that are capable of receiving broadcasts from other satellite radio providers, in the absence of any regulatory requirements to do so, we may seek to renegotiate the distribution agreement. If the FCC requires the installation of interoperable radios, we will renegotiate the distribution agreement on mutually acceptable terms.

Financing Agreements

In January 2003, we entered into a series of transactions to defer or provide for the financing of various payments to GM and OnStar concurrently with new investors investing a total of $225 million in our company.

OnStar Note.    In lieu of making $114,972,000 of annual fixed payment obligations under the distribution agreement for 2003 through 2006, we have issued to OnStar a 10% Senior Secured Convertible Note due December 31, 2009 with a principal amount of $89,042,000. We and our wholly owned subsidiary, XM Satellite Radio Inc. (which we refer to herein as “XM”), are co-obligors on the OnStar note. Interest on the note, which is due semiannually on June 30 and December 31 of each year, is payable, at our option in cash or shares of our Class A common stock having an aggregate fair market value equal to the amount of interest due. The fair market value will be based on the average daily trading prices of the Class A common stock over the ten business days prior to the day the interest payment is due.

OnStar will be able to convert the note into shares of Class A common stock pursuant to a vesting schedule so that on each date prior to and including December 31, 2006 that we would have been obligated to make scheduled guaranteed payments under the distribution agreement, a pro rata portion of the OnStar note corresponding to the scheduled guaranteed payment will become convertible at the option of OnStar at a conversion price equal to 90% of the fair market value of a share of Class A common stock (calculated as described above) on the date of conversion; provided that, the conversion price will be not less than $5 per share nor greater than $10 per share during 2003, not less than $5 per share nor greater than $15 per share during 2004, and not less than $5 per share nor greater than $20 per share thereafter.

Under the terms of the OnStar note, we are subject to restrictive covenants that are the same as the covenants under our 10% senior secured discount convertible notes due 2009 issued in January 2003. These covenants limit our ability to pay dividends and make other types of restricted payments, incur indebtedness, enter into transactions with our affiliates, use proceeds from certain asset sales and enter into sale and leaseback transactions. We are also required to offer to repurchase the OnStar note at a purchase price equal to 101% of the principal amount upon a change of control.

The OnStar note is equal in right of payment to, and secured on a shared basis with, XM’s 14% Senior Secured Discount Notes due 2009, our 10% senior secured discount convertible notes and our indebtedness under the GM credit facility described below. The OnStar note is secured by substantially all of our assets. XM’s subsidiary, XM Equipment Leasing LLC, guarantees our obligations under the OnStar note.

The OnStar note is convertible and the GM warrant, which is described below, exercisable only to the extent General Motors would not beneficially own more than 19.9% of our Class A common stock, unless we and General Motors otherwise agree and certain stockholder approvals are obtained.

GM Credit Facility.    General Motors has provided us with a $100.0 million Senior Secured Credit Facility, maturing in December 2009, that enables us to make monthly draws to finance payments that become due under the distribution agreement and other GM payments. We and XM are co-borrowers under this credit facility. The outstanding principal amount of all draws will be due December 31, 2009 and bear interest at the applicable LIBOR rate plus 10%. We will be able to make interest payments in shares of Class A common stock having an aggregate fair market value at the time of payment equal to the amount of interest due. The fair market value will be based on the average daily trading prices of the Class A common stock over the ten business days prior to the day the interest payment is due. We have the option to prepay all draws in cash in whole or in part at any time but will not be able to re-borrow any prepaid amounts. Beginning in 2005, we will be required to prepay the amount of any outstanding advances in an amount equal to the lesser of (i) 50% of our excess cash and (ii) the amount necessary to prepay the draws in full.

In order to make draws under the credit facility, we are required to have a certain minimum number of subscribers that are not originated by GM and a minimum pre-marketing cash flow.

This credit facility is equal in right of payment to, and secured on a shared basis with the OnStar note, XM’s 14% Senior Secured Discount Notes and the 10% senior secured discount convertible notes. The credit facility is secured by substantially all of our assets. XM’s subsidiary, XM Equipment Leasing LLC, guarantees our obligations under this credit facility.

As consideration for GM entering into the credit facility, we issued to GM a warrant to purchase 10 million shares of our Class A common stock at an exercise price equal to $3.18 per share. The GM warrant is fully vested and expires after five years.

Subscriber Acquisition Payments.    Under the distribution agreement, we are required to make a subscriber acquisition payment to OnStar for each person who becomes and remains an XM subscriber through the purchase of a GM vehicle. We are now able to make up to $35.0 million in such subscriber acquisition payments in shares of our Class A common stock, valued at fair market value at the time of payment.

Other Transactions

We have granted to OnStar a certain amount of time to use our studios on an annual basis. In addition, we have agreed to provide certain of our audio content for distribution on OnStar’s telematics services. We also have a director designation agreement with GM and its subsidiary DIRECTV, which is described below under the heading “Director Designation Agreements.” During November 2002, we initiated joint promotional activities with General Motors, targeted at new GM car buyers who subscribe to XM service. At December 31, 2002, approximately 31,000 subscribers took advantage of the joint promotion. In addition, GM purchased XM service for approximately 7,000 of their dealers.

January 2003 Private Placement

In January 2003, we completed a private placement of $279.3 million aggregate principal amount at maturity of 10% Senior Secured Discount Convertible Notes due 2009 of XM Satellite Radio Holdings Inc. and XM Satellite Radio Inc. Hughes Electronics purchased $13.3 million aggregate principal amount at maturity of notes; Black Bear Offshore Master Fund Ltd., $33.2 million; affiliates of Eastbourne Capital Management LLC (other than Black Bear Offshore Master Fund Ltd.), $17.0 million; George Haywood, $9.3 million; American Honda, $66.5 million; AEA XM Investors IA LLC, $1.1 million; AEA XM Investors IIA LLC, $9.1 million; Columbia Capital Equity Partners II (QP), L.P., $4.1 million; Columbia XM Radio Partners, LLC, $4.5 million; Columbia Capital Equity Partners III (QP), L.P., $1.5 million; and Columbia XM Satellite Partners III, LLC, $1.3 million.

Interest on the notes is payable semiannually and accretes through December 31, 2005, so that at that date, the aggregate accreted value of the notes will be $279.3 million. Beginning June 30, 2006, interest will be payable semiannually in arrears in cash or by the issuance of additional notes on the same terms as these notes. If all interest is paid in additional notes, the notes would aggregate $412.6 million when they matured in December 2009. At any time, a holder of notes may convert all or part of the accreted value of its notes at a conversion price of $3.18 per share.

We are not able to prepay or redeem the notes. Beginning four years after the issuance of the notes, we will be able to convert all, but not less than all of the notes at the conversion price if: (i) shares of our Class A common stock have traded on the Nasdaq National Market or a national securities exchange for the previous 30 trading days at 200% of the conversion price, (ii) we have reported earnings before interest income and expense, other income, taxes, depreciation (including amounts related to research and development) and amortization greater than $0 for the immediately preceding quarterly period for which we report our financial results, (iii) immediately following such conversion, the aggregate amount of our and our subsidiaries’ indebtedness is less than $250 million, and (iv) no shares of our Series C preferred stock remain outstanding.

Under the terms of the notes, we are subject to restrictive covenants, similar to those of the OnStar note, that limit our ability to pay dividends and make other types of restricted payments, incur indebtedness, enter into transactions with our affiliates, use proceeds from certain asset sales and enter into sale and leaseback transactions. We are also required to offer to repurchase the notes at a purchase price equal to 101% of the principal amount upon a change of control.

The notes are equal in right of payment to, and secured on a shared basis with XM’s 14% Senior Secured Discount Notes due 2009, the OnStar note and our indebtedness under the GM credit facility. The notes are secured by substantially all of our assets. XM’s subsidiary, XM Equipment Leasing LLC, guarantees our obligations under the notes.

In connection with this transaction, R. Steven Hicks and Thomas G. Elliott joined our board of directors. We issued to Mr. Hicks a warrant to purchase 900,000 shares of our Class A common stock at an exercise price of $3.18 per share.

Clear Channel Agreements

We have an advertising sales arrangement with Premiere Radio Networks, an affiliate of Clear Channel Communications. Under this arrangement, Premiere sells to advertisers time inventory owned by XM Radio for advertisements to be run on XM Radio channels. Under separate agreements, we also run advertisements on a spot and network basis on radio stations owned by Clear Channel Communications. We have a sponsorship agreement with Clear Channel Entertainment, pursuant to which we are, with certain exceptions, the exclusive satellite radio advertiser at Clear Channel Entertainment events and venues. We also lease several terrestrial repeater sites from Clear Channel Communications. During the fiscal year ended December 31, 2002, we incurred $10.2 million under these arrangements.

We have additional agreements with affiliates of Clear Channel Communications described below under the headings “Operational Agreements” and “Director Designation Agreements.”

Operational Agreements

Bandwidth.    We have agreements with Clear Channel, DIRECTV and the TCM Group (which is owned by Columbia Capital, Telcom Ventures (an XM stockholder) and Madison Dearborn Partners) under which we have agreed to make available to such companies up to 406.6 kilobits per second, 204.8 kilobits per second, 64.0 kilobits per second each, respectively, of our bandwidth, for such companies to supply programming to us with content reasonably acceptable to us, on terms (including revenue sharing) no less favorable than those offered to similar commercial programmers who provide similar programming. Only Clear Channel has taken advantage of its agreement to provide programming on our system. Until these options are exercised and this bandwidth is actually used by such companies, we can use the bandwidth. Any use of our bandwidth by these companies must be in compliance with applicable laws, must not interfere with our business or obligations to other content providers, and must meet our quality standards. These agreements remain in effect so long as Clear Channel, DIRECTV, and Columbia Capital, Telcom Ventures and Madison Dearborn Partners hold at least 5% of our fully diluted ownership or a certain amount of their original investments in us.

We have agreed to make 128.0 kilobits per second of our bandwidth available to OnStar Corporation under our distribution agreement with OnStar for audio and data transmissions to owners of XM-enabled GM vehicles, regardless of whether they are XM subscribers. We can use the bandwidth until it is actually used by OnStar. OnStar’s use of our bandwidth must be in compliance with applicable laws, must not compete or adversely interfere with our business, and must meet our quality standards. OnStar has not yet used any of our bandwidth available to it. We have also granted to OnStar a certain amount of time to use our studios on an annual basis. In addition, we will provide certain of our audio content for distribution on OnStar’s telematics services.

We have agreed to make a certain amount of our bandwidth available to American Honda. We can use the bandwidth until it is actually used by American Honda. American Honda’s use of our bandwidth must be in compliance with applicable laws, must not compete or adversely interfere with our business, and must meet our quality standards. American Honda has not yet used any of our bandwidth available to it. This agreement remains in effect so long as American Honda holds a certain amount of its investment in us. We believe that this allocation of our bandwidth to affiliates will not adversely affect our ability to provide the XM Radio service.

Technology License.    We have granted to Clear Channel, DIRECTV, and TCM Group under the agreements described above a royalty-free, non-transferable, non-exclusive license to use, sell, manufacture and have manufactured any and all technology we develop relating to the XM Radio system worldwide for any purpose other than one related to digital audio radio service.

Advertising and Distribution.    We provide Clear Channel and DIRECTV with access to our advertising at the lowest available commercial rates. Clear Channel must make good faith efforts to give us access to its advertising at the lowest available commercial rates.

The agreements provide for further good faith negotiations with respect to other arrangements, including advertising barter arrangements, marketing of XM Radio service by Clear Channel and DIRECTV, and technology cooperation. We also have an advertising sales arrangement with Premiere Radio Networks, an affiliate of Clear Channel Communications, as described above under the heading “Clear Channel Agreements.”

Registration Rights Agreement

We have a registration rights agreement with AEA XM Investors, Clear Channel Investments, Columbia Capital, Hughes Electronics, American Honda and Madison Dearborn Partners, General Motors, DIRECTV and the investors that participated in our January 2003 financing transactions. Most of these investors are subject to securities law restrictions in selling our securities without an effective registration statement in place, and as part of their investments, we have granted them rights to have us register their stock. A party to the registration rights agreement will cease to have registration rights at such time that its securities are subject to an effective registration statement, or may be sold under Rule 144(k) under the Securities Act of 1933, as amended, or without restriction under Rule 144 of the Securities Act.

Parties have several rights to demand registration of $10.0 million of Class A common stock or more, subject to our right to defer the timing of a demand registration and an underwriters’ right to cut back shares in an underwritten offering. In certain instances if a demand registration is cut back by more than 25% of the number of shares originally requested to be registered, then the party requesting registration shall be entitled to one additional demand registration request. Parties also have rights to include their Class A common stock in registered offerings that we initiate, other than an offering for high yield debt. We are also obligated to initiate shelf registration statements involving delayed or continuous offerings upon demand, one of which we filed shortly after the closing of the January 2003 financing transactions. The Series C holders may also demand registration upon a change of control.

Director Designation Agreements

We have entered into director designation agreements under which members selected by AEA XM Investors, Clear Channel, General Motors and American Honda have been elected to our Board of Directors. These provisions are described above under the caption “Election of Directors—Director Designation Agreements; Board Observers.”

Shareholders and Noteholders Agreement

We have entered into a shareholders and noteholders agreement with AEA XM Investors, Clear Channel Investments, Columbia Capital, Hughes Electronics, American Honda and Madison Dearborn Partners, General

Motors, DIRECTV and the investors that participated in our January 2003 financing transactions, which is further described above under the caption “Security Ownership of Certain Beneficial Owners and Related Stockholder Matters—Shareholders and Noteholders Agreement.”

Contract with Hughes Electronics

Since February 2000, we have been a party to a contract with Hughes Electronics Corporation for the design, development and manufacture of the terrestrial repeaters, which supplements our high-powered satellite signals. As of December 31, 2002, work had been completed and we had paid $113.8 million under this contract and recorded an additional liability of $0.1 million.

Engineering Contract with LCC International

Since August 1999, we have been a party to a contract with LCC International for the engineering of and site preparation of our terrestrial repeater network. The repeater network supplements our high-powered satellite signals. As of December 31, 2002, work had been completed and we had paid $128.4 million under this contract. There are no further payments due under this contract.

Dr. Rajendra Singh, a member of our Board of Directors until May 2002 and a member of the board of directors of LCC International, controls Telcom Ventures, the largest shareholder of LCC International.

Technology License Agreement with Motient

Motient Corporation was our initial parent corporation and our controlling stockholder for many years until January 2001. Motient ceased to be a stockholder of our company in November 2001. During the period when Motient was our controlling stockholder, Motient granted us a royalty-free license with respect to certain technology to be used in connection with the implementation of the XM Radio system, including, among other things, certain ground segment communications technology and antenna technology. We also have the right to sublicense this technology to any third party, including chipset manufacturers, terrestrial repeater manufacturers and receiver manufacturers in connection with the XM Radio system. The technology license renews automatically on an annual basis unless terminated for a breach that has not been or cannot be remedied.

Under cross-license provisions in the license, if we obtain from any third party the right to use any technology which could be used to develop, implement and commercialize a satellite radio system for transmission in the United States, we will make all reasonable efforts to obtain for Motient the right to use such technology. We have granted to Motient a royalty-free, non-exclusive and irrevocable license to any and all technology and improvements we develop relating to the XM Radio system. This cross-license is for use and sublicensing worldwide outside the United States and its territories, or inside the United States and its territories only in connection with Motient’s mobile satellite business in the United States and other than in connection with any satellite radio system. Our chairman, Gary Parsons, was chairman of Motient until May 2002.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth the compensation paid to our Chief Executive Officer and to each of our other four most highly compensated executive officers for 2002, referred to collectively as the named executive officers:

Summary Compensation Table

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position(s)	Year	Salary	Bonus		Other(1)		Class A Shares Underlying Options
Hugh Panero	2000	$310,000	186,000		$5,741		—
President and Chief Executive Officer	2001	340,000	454,600	(2)	20,948		267,500
	2002	400,000	300,000	(4)	5,153		332,500	(3)

Steven P. Gavenas	2000	217,500	80,000		5,100		53,500
Executive Vice President, Programming	2001	233,200	122,430		3,261		60,000
	2002	256,520	102,608	(4)	4,256		80,000	(3)

Stelios Patsiokas	2000	224,400	135,000		35,835		—
Executive Vice President, Engineering and	2001	240,000	144,000		5,100		100,000
Technology	2002	264,708	116,160	(4)	5,500		80,000	(3)

Gary Parsons	2000	—	200,000		186,250	(5)	100,000
Chairman	2001	—	425,520		—		267,500
	2002	—	500,000	(4)	—		182,500	(3)

Stephen Cook	2000	247,067	130,000		47,677		—
Executive Vice President, Sales, Marketing	2001	262,000	137,550		45,769		75,000
and Customer Operations	2002	288,200	115,280	(4)	5,500		80,000	(3)

(1)	“Other” compensation includes stock grants, moving expenses, health club memberships, 401(k) plan contributions and other taxable expenses.
(2)	Includes a signing bonus of $100,000 to Mr. Panero in connection with his employment agreement.
(3)	In March 2003, we granted options to purchase an aggregate of 600,000 shares at an exercise price of $5.34 per share to certain of the named executive officers. These options expire on March 20, 2013. We also granted an option to purchase 350,000 shares to Mr. Panero in March 2003 at an exercise price of $5.34 per share, which expires on March 20, 2013, and an option to purchase 400,000 shares to Mr. Parsons at an exercise price of $5.34 per share, which expires on March 20, 2013, in accordance with their respective employment agreements.
(4)	Paid in shares of Class A common stock on April 7, 2003 at $6.04 per share, net of tax withholding charges and 401(k) contributions.
(5)	Based on the fair value of 5,000 shares of Class A common stock awarded to Mr. Parsons.

Employment Agreements

Chairman of the Board.    Gary Parsons is employed as our Chairman of the Board of Directors for a term of three years under an employment agreement effective July 1, 2001 and amended March 20, 2003. His employment agreement calls for Mr. Parsons to receive a base salary of at least $250,000. In future years, Mr. Parsons’ base salary and bonus will be determined by our board of directors, based upon the recommendation of the Compensation Committee. Mr. Parsons’ bonus for 2002 was paid in shares of Class A common stock, net of tax withholding charges and 401(k) contributions.

Under Mr. Parsons’ employment agreement and pursuant to the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, we granted to Mr. Parsons a 10-year option to purchase 400,000 shares of Class A common stock at an exercise price of $5.34 per share. This option vests in equal installments on each of the first, second and third anniversaries of the date of grant, subject to acceleration under certain conditions. In addition, Mr. Parsons may not sell shares issued upon exercise of this option until the first to occur of: (i) the average closing price of the Class A common stock over a twenty trading day period equaling or exceeding $10, or (ii) seven years having elapsed since the date of grant.

In the event of termination of Mr. Parsons’ employment without cause or if Mr. Parsons resigns for good reason, including a change of control, we will continue to pay Mr. Parsons’ base salary, if any, and discretionary bonus and will continue to make available all applicable benefits for two years from the date of termination. In addition, all options granted to Mr. Parsons would vest immediately and remain exercisable for eighteen months. If we offer to renew Mr. Parsons’ employment agreement but his employment nevertheless terminates, all vested options, including those scheduled to vest on July 1, 2004, will remain exercisable for three months but all other non-vested options would be forfeited. If we do not offer to renew Mr. Parsons’ employment agreement, all options previously granted will vest immediately and remain exercisable for eighteen months. Mr. Parsons is entitled to reimbursement for any excise taxes incurred by him on payments made by us to him in connection with a change of control.

Mr. Parsons’ employment agreement restricts him from engaging in any business in the United States that resembles or competes with our company for a period of one year following termination of his employment.

President and Chief Executive Officer.    Hugh Panero is employed as our President, Chief Executive Officer and member of the Board of Directors for a term of three years under an employment agreement effective June 1, 2001 and amended March 20, 2003. Under his employment agreement, Mr. Panero will receive a base salary of $412,000 in 2003, subject to increase from time to time by our Board of Directors. In future years, Mr. Panero’s base salary and bonus will be determined by our board of directors, based upon the recommendation of the Compensation Committee. Mr. Panero’s bonus for 2002 was paid in shares of Class A common stock, net of tax withholding charges and 401(k) contributions.

Under Mr. Panero’s employment agreement and pursuant to the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, we granted to Mr. Panero a 10-year option to purchase 350,000 shares of Class A common stock at an exercise price of $5.34 per share. This option vests in equal installments on each of the first, second and third anniversaries of the date of grant, subject to acceleration under certain conditions. In addition, Mr. Panero may not sell shares issued upon exercise of this option until the first to occur of: (i) the average closing price of the Class A common stock over a twenty trading day period equaling or exceeding $10, or (ii) seven years having elapsed since the date of grant.

In the event of termination of Mr. Panero’s employment without cause or if Mr. Panero resigns for good reason, including a change of control, we will continue to pay Mr. Panero’s base salary and pro-rated leadership bonus and will continue to make available all applicable benefits for two years from the date of termination. We will also pay to Mr. Panero a pro-rated discretionary bonus, based on the percentage of base salary awarded as a discretionary bonus in the previous year, for the portion of the year prior to termination. In addition, all options granted to Mr. Panero would vest immediately and remain exercisable for eighteen months. If we offer to renew Mr. Panero’s employment agreement but his employment nevertheless terminates, all vested options, including those scheduled to vest on June 1, 2004, will remain exercisable for three months but all other non-vested options would be forfeited. If we do not offer to renew Mr. Panero’s employment agreement, all options previously granted will vest immediately and remain exercisable for eighteen months. Mr. Panero is entitled to reimbursement for any excise taxes incurred by him on payments made by us to him in connection with a change of control.

Mr. Panero’s employment agreement restricts him from engaging in any business in the United States that resembles or competes with our company for a period of one year following termination of his employment.

Chief Financial Officer.    Joseph J. Euteneuer is employed as Executive Vice President, Chief Financial Officer under an employment agreement effective June 21, 2002. His employment agreement provides for a signing bonus of $100,000 and an annual base salary of $325,000 for the first year, $357,500 in the second year and $393,250 in the third year, subject to increase from time to time by our Board of Directors. Mr. Euteneuer is eligible for a discretionary annual bonus to be determined by the Board of Directors according to Mr. Euteneuer’s personal job performance and mutually agreed upon corporate goals and objectives. The bonus target guideline is 40% of Mr. Euteneuer’s annual base salary. In connection with signing his employment agreement, Mr. Euteneuer also received 50,000 restricted shares of our Class A common stock, 25,000 of which vested on January 1, 2003 and 25,000 of which will vest on January 1, 2004. Mr. Euteneuer’s bonus for 2002 was paid in shares of Class A common stock, net of tax withholding charges and 401(k) contributions.

Under Mr. Euteneuer’s employment agreement and pursuant to the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, on June 21, 2002, we granted to Mr. Euteneuer a 10-year option to purchase 200,000 shares of Class A common stock at an exercise price of $6.55 per share. One half of these options vested on the date of grant, and one sixth will vest on each of the first, second and third anniversaries of the date of grant, subject to acceleration under certain conditions.

In the event of termination of Mr. Euteneuer’s employment without cause or if Mr. Euteneuer resigns for good reason, including a change of control, we will continue to pay Mr. Euteneuer’s base salary and will continue to make available all applicable benefits for one year from the date of termination. We will also pay to Mr. Euteneuer a discretionary bonus, based on the percentage of base salary awarded as a discretionary bonus in the previous year. In addition, all options granted to Mr. Euteneuer would vest immediately and remain exercisable for eighteen months. If we do not offer to extend Mr. Euteneuer’s employment beyond the end of its term on terms no less favorable than those of his current employment agreement and Mr. Euteneuer’s employment terminates, we will continue to pay Mr. Euteneuer’s then current base salary and make available all applicable benefits for one year from the date of termination. If Mr. Euteneuer’s employment terminates at the end of its term, all vested options, including those scheduled to vest on June 21, 2005, will remain exercisable for eighteen months but all other non-vested options would be forfeited.

Mr. Euteneuer’s employment agreement restricts him from engaging in any business in the United States that resembles or competes with our company for a period of one year following termination of his employment.

Stock Plans

Shares Award Plan

In 1998, our board of directors adopted a 1998 Shares Award Plan for employees, consultants and non-employee directors. The plan is administered by the board’s compensation committee.

We can grant options, stock appreciation rights, restricted stock, phantom shares or other stock-based awards under the plan. The aggregate number of shares of our Class A common stock with respect to which awards may be granted under the shares award plan is 13,400,000 shares. We may not grant awards of more than 1,000,000 shares of our common stock to any participant in any calendar year. Options granted under the shares award plan may be either incentive or non-incentive stock options within the meaning of the Internal Revenue Code. Each option will be exercisable in whole or in installments, as determined at the time of grant. The term of any option granted may not be more than 10 years from the date of grant. Stock appreciation rights may be granted in tandem with another award, in addition to another award or unrelated to any other award.

As described below under Proposal 2, we are seeking to amend our Shares Award Plan to increase the number of shares that may be granted under the plan to 25,000,000.

Employee Stock Purchase Plan

We have an employee stock purchase plan that provides for the issuance of 600,000 shares of Class A common stock. As described below under Proposal 3, we are seeking to amend our Employee Stock Purchase Plan to increase the number of shares that may be issued under the plan to 1,000,000.

Talent Option Plan

We have an incentive compensation plan known as the “XM Talent Option Plan” that permits the grant of nonqualified stock options. This plan became effective on May 31, 2000 and a total of 500,000 shares of Class A common stock have been reserved for issuance under this plan.

The purpose of the Talent Option Plan is to promote the success and enhance the value of our company by attracting selective talent in a competitive market where equity-based awards such as stock options have become commonplace. The Talent Option Plan is available to non-employee service providers to our company and is administered by the Talent Option Committee.

Each option will be exercisable in whole or in installments, as determined at the time of grant. The term of any option granted may not be more than 10 years from the date of grant. If we engage in a corporate transaction, which consists of a merger, a consolidation, a dissolution, a liquidation, or a sale of all or substantially all of our assets, then the holder of an outstanding award will have the right immediately prior to the effective date of the transaction to exercise such awards without regard to any installment provision regarding exercisability. All such awards that are not so exercised will be forfeited as of the effective time of the transaction. If we have had a change of control, each participant will be entitled to receive an equivalent award. An equivalent award is defined as a continuation of the awards, an agreement by the person acquiring us to honor or assume the award, or the substitution of a new award with an inherent value at least equivalent to the original award, and on terms at least as beneficial to the participant as is the original award. If it is not possible to grant such an equivalent award, we may grant a cash equivalent, calculated as described in the Talent Option Plan. If the participant’s service with us is terminated by reason of involuntary termination within one year following the change of control, the equivalent award may be exercised in full beginning on the date of such termination.

Stock Option Grants in 2002

The following table sets forth information as of December 31, 2002 concerning the stock options we granted to named executive officers under the 1998 Shares Award Plan in 2002.

	Individual Grants
							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Stock Term
Name	Number of Common Shares Underlying Option Granted	Percent of Total Options Granted to Employees		Exercise Price Per Share		Expiration Date
							5%	10%
Hugh Panero	182,500 150,000	6.8 5.6	% %	$ $	14.99 8.30	1/16/12 6/3/12	$1,720,451 782,974	$4,359,961 1,984,209
Steven Gavenas	80,000	3.0%			$14.99	1/16/12	754,170	1,911,216
Stephen Cook	80,000	3.0%			$14.99	1/16/12	754,170	1,911,216
Stelios Patsiokas	80,000	3.0%			$14.99	1/16/12	754,170	1,911,216
Gary Parsons	32,500 150,000	1.2 5.6	% %	$ $	14.99 6.68	1/16/12 7/1/12	306,382 630,152	776,431 1,596,990

Stock Option Exercises in 2002

The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during 2002 and the number of shares of Class A common stock subject to exercisable and unexercisable stock options held as of December 31, 2002 by each of the named executive officers. Value at fiscal year end is measured as the difference between the exercise price and the fair market value at close of market on December 31, 2002, which was $2.69.

Aggregate Option Exercises in 2002 and Values at December 31, 2002

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options December 31, 2002
Name			Exercisable(#)	Unexercisable(#)	Exercisable	Unexercisable
Hugh Panero	—	—	567,570	433,333	$—	$—
Steven Gavenas	—	—	120,167	91,166	—	—
Stephen Cook	—	—	180,181	78,333	—	—
Stelios Patsiokas	—	—	196,848	86,666	—	—
Gary Parsons	—	—	455,903	361,667	—	—

Equity Compensation Plan Information

The following table sets forth aggregate information with respect to the equity compensation plans approved and not approved by our security holders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	7,918,943	$14.89	5,988,828

Equity compensation plans not approved by security holders(2)	146,000	$10.69	354,000

Total

(1)	Consists of the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan and the XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan.
(2)	Consists of the XM Talent Option Plan.

Bonus Compensation Plan

We recently adopted the 2003 XM Radio Bonus Compensation Program. Now that we have more than a year of operating experience, bonuses for employees can be tied more closely to corporate operating results. This program applies to all employees eligible for an annual bonus. Under the program, bonuses are based on operating targets in certain categories, including subscriber growth, revenues and control of expenses. Bonuses for 2003 will be paid in cash during the first quarter of 2004.

Report of the Compensation Committee of the

Board of Directors of XM Satellite Radio Holdings Inc.

on Executive Compensation

This report, as well as the performance graph on page 28, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

The Compensation Committee is charged with making decisions with respect to the compensation of the Company’s executive officers and administering the Company’s 1998 Shares Award Plan and Employee Stock Purchase Plan. No member of the Compensation Committee is an employee of the Company. During 2002, the Compensation Committee consisted of Messrs. Donohue, Mays, Shaw and Huber.

The Compensation Committee of the Board of Directors has prepared the following report on the Company’s policies with respect to the compensation of executive officers for the fiscal year ended December 31, 2002.

Compensation Policies Toward Executive Officers

The compensation policies of the Company are designed to:

(1)	attract, motivate and retain experienced and qualified executives,

(2)	increase the overall performance of the Company,

(3)	increase stockholder value, and

(4)	increase the performance of individual executives.

The Compensation Committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on the Company’s overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. In addition, it is the policy of the Company to grant stock options to executives upon their commencement of employment with the Company and periodically thereafter in order to strengthen the alliance of interest between such executives and the Company’s stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on the Company’s performance, as reflected in the market price of the common stock.

The following describes in more specific terms the elements of compensation that implement the Compensation Committee’s compensation policies, with specific reference to compensation reported for 2002.

Base Salaries.    Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public companies in the Company’s geographic region. Base salaries for executive officers are reviewed annually by the Compensation Committee based upon, among other things, individual performance and responsibilities.

Annual salary adjustments are recommended by the Chief Executive Officer by evaluating the performance of each executive officer after considering new responsibilities and the previous year’s performance. The Compensation Committee performs the same review of the performance of the Chief Executive Officer. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the Company’s strategic plan and attainment of specific individual objectives. The factors affecting base salary levels are not assigned specific weights but are subject to adjustments by the Compensation Committee.

Bonuses.    The Company’s annual bonuses to its executive officers are based on both corporate and individual performance, as measured by reference to factors that reflect objective performance criteria over which management generally has the ability to exert some degree of control. These corporate performance factors consist of revenue and earnings targets established in the Company’s annual budget. Bonuses for 2002, which were paid in 2003, are based upon the achievement of such financial and operating factors. Bonuses for 2003 will be paid in accordance with the 2003 XM Radio Bonus Compensation Program and will be based on attainment of operating targets in certain categories, including subscriber growth, revenues and control of expenses.

Stock Options.    A third component of executive officers’ compensation consists of awards under the 1998 Shares Award Plan pursuant to which the Company grants executive officers and other key employees options to purchase shares of Class A common stock.

The Compensation Committee grants stock options to the Company’s executives in order to align their interests with the interests of the stockholders. Stock options are considered by the Compensation Committee to be an effective long-term incentive because the executives’ gains are linked to increases in the value of the Class A common stock, which in turn provides stockholder gains. The Compensation Committee generally grants options to new executive officers and other key employees upon their commencement of employment with the Company and periodically thereafter. The options generally are granted at an exercise price equal to the closing market price of the Class A common stock at the date of the grant. Options granted to executive officers typically vest over a three-year period following the date of grant. The maximum option term is ten years. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for the Company’s stockholders through appreciation of stock price. Management of the Company believes that stock options have been helpful in attracting and retaining skilled executive personnel.

Stock option grants made to executive officers in 2002 reflect significant individual contributions relating to the Company’s initial public offering as well as the Company’s operations and implementation of the Company’s development and growth programs. Newly hired executive officers also received stock option grants at the time of their employment with the Company. During 2002, the Company granted stock options to purchase an aggregate of 2,765,352 shares of Class A common stock to approximately 391 employees, including options to purchase an aggregate of 772,500 shares of Class A common stock to the Company’s five most highly compensated executive officers. The per share option exercise prices of such options ranged from $2.13 to $16.79.

Chief Executive Officer Compensation

The executive compensation policy described above is applied in setting Mr. Panero’s compensation. Mr. Panero generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of annual base salary, annual bonus, and long-term equity-linked compensation. The Compensation Committee’s general approach in establishing Mr. Panero’s compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon the long-term performance of the Company, as reflected in part in the market price of the Class A common stock.

Mr. Panero’s employment agreement with the Company provides for an annual base salary subject to increase by the Board of Directors, and makes him eligible for a leadership bonus of 30% of his annual base salary and a discretionary annual bonus with a target guideline of 30-70% of his base salary. Mr. Panero’s compensation for the year ended December 31, 2002 included $400,000 in base salary and $300,000 in the form of shares of Class A common stock. The increase in Mr. Panero’s salary from the previous year and his bonus payments for 2002 were based on, among other factors, the Company’s performance and the 2002 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies.

Compensation Deductibility Policy

Under Section 162(m) of the Internal Revenue Code, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of the Company’s five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of “outside directors” as defined for purposes of Section 162(m). The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company’s executive officers.

Respectfully submitted,

Compensation Committee

Thomas J. Donohue

Randall T. Mays

Jack Shaw

Chester A. Huber, Jr.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Donohue, Mays, Shaw and Huber.

There are no interlock relationships as defined in the applicable SEC rules. For a description of certain transactions between such individuals and our company, see “Certain Relationships and Related Transactions” in this proxy statement.

Stockholder Return Performance Graph

The following graph shows the cumulative total stockholder return on the Company’s Class A common stock compared to the Standard & Poor’s 500 Stock Index and the Nasdaq Telecommunications Index, composed of publicly traded companies which are principally in the telecommunications business, for the periods between October 5, 1999, the date the Class A common stock began trading on The Nasdaq National Market, and December 31, 2002. The graph assumes $100 was invested on October 5, 1999 in (1) the Company’s Class A common stock, (2) the Standard & Poor’s 500 Stock Index and (3) the Nasdaq Telecommunications Index. Total stockholder return is measured by dividing total dividends, assuming dividend reinvestment, plus share price change for a period by the share price at the beginning of the measurement period.

r

Stockholder Return Performance Table

	Nasdaq Telecom Index	S&P 500	XMSR Class A Common Stock
October 5, 1999	$100.00	$100.00	$100.00
December 31, 1999	146.67	114.88	317.71
December 31, 2000	62.52	104.42	133.86
December 31, 2001	41.84	93.56	153.00
December 31, 2002	19.28	71.68	22.42

Report of the Audit Committee of the

Board of Directors of XM Satellite Radio Holdings Inc.

This report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

The Audit Committee’s responsibilities are as described in a written charter adopted by the Board, attached as Exhibit A hereto. The Audit Committee reviews the financial information that will be provided to shareholders and others, the system of internal controls that management and the Board have established and the audit process. In fulfilling its responsibilities, the Committee, among other things, oversees the independent auditors and confirms their independence, oversees internal accounting and financial staffing, reviews financial statements, earnings releases and accounting matters, and reviews related party transactions. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Sarbanes-Oxley Act of 2002 and Nasdaq’s corporate governance proposals have expanded the responsibilities of the Audit Committee. Some of the changes have become effective and others will become effective at later dates. Members of the Audit Committee will continue to work closely with management to implement all changes and procedures required by the new rules.

The Committee met nine times during 2002, and its meetings periodically include separate sessions with the Company’s independent auditors without the presence of the Company’s management. As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent auditors all annual financial statements and quarterly operating results prior to their issuance. During 2002, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the Committee. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee

Nathaniel A. Davis

Randall T. Mays

Pierce J. Roberts, Jr.

Independent Public Accountants

For the fiscal year ended December 31, 2002, the aggregate fees for professional services rendered by our independent public accountants, all of which have been billed, were as follows:

Fiscal year ended December 31, 2002
Audit fees	$662,578
Audit-related fees for offerings, registration statements and related filings and other assurance services	253,766
Financial Information Systems Design and Implementation Fees	0
All other fees (for tax and other non-audit services)	1,001

PROPOSAL TO APPROVE

THE XM SATELLITE RADIO HOLDINGS INC. 1998 SHARES AWARD PLAN, AS AMENDED

(PROPOSAL 2)

The XM Satellite Radio Holdings Inc. 1998 Shares Award Plan currently authorizes the issuance of a total of 13,400,000 shares of Class A common stock pursuant to the plan. The Board of Directors has approved an amendment to the plan at a meeting held on March 20, 2003 to increase the number of shares of Class A common stock that may be issued pursuant to the plan to 25,000,000 shares. At this meeting the Board of Directors directed that the plan, as amended, be submitted to the stockholders for approval in order to satisfy the rules of the Nasdaq Stock Market and in order for awards under the plan to qualify under the exception to Section 162(m) of the Internal Revenue Code, as “qualified performance-based compensation” if the requirements of the exception are otherwise satisfied and so that options granted under the plan using the additional shares may qualify as incentive stock options within the meaning of the Internal Revenue Code.

The purpose of the 1998 Shares Award Plan is to advance the interests of our company by providing eligible individuals an opportunity to acquire or increase a proprietary interest in our company, which thereby will create a stronger incentive to expend maximum effort for our growth and success and will encourage such eligible individuals to remain in our employ. The Board of Directors believes that it is important to increase the number of shares available under the plan in order to maintain and improve our ability to attract and retain key personnel, and to serve as an incentive to such personnel to make extra efforts to contribute to the success of our operations.

The only change proposed by the amendment is an increase in the number of shares of Class A common stock that may be issued under the 1998 Shares Award Plan. The amendment does not alter the considerations of the Compensation Committee with respect to grants under the plan. Because the award of options is completely within the discretion of the Compensation Committee, it is not possible to determine at this time the awards that may be made to officers or other employees.

There were 5,791,209 shares of Class A common stock authorized for issuance under the 1998 Shares Award Plan and not subject to outstanding awards as of December 31, 2002, and 926,604 as of March 31, 2003. The Board of Directors believes that this number of shares is insufficient to meet our needs for long-term incentive compensation in the form of stock options. The Board of Directors has determined that the number of shares that may be issued under the plan should be within a certain range of percentages of the total number of outstanding shares of Class A common stock, including shares issuable upon conversion of other of our securities into Class A common stock. Since 2002, when the plan was last amended, in connection with meeting our financing needs, we have a large amount of additional equity outstanding on a fully diluted basis. As a result, the number of shares of Class A common stock issuable under the plan no longer falls within the range targeted by our Board of Directors.

As of April 1, 2003, options to purchase 12,381,168 shares of our Class A common stock were outstanding, which would represent 11.4% of our issued and outstanding Class A common stock and 4.3% on a fully diluted basis, which assumes conversion of all 10,786,504 shares of our Series A convertible preferred stock, 867,289 shares of our Series B convertible redeemable preferred stock, 200,000 shares of our Series C convertible redeemable preferred stock and related accrued dividends outstanding and $357.2 million of convertible notes outstanding and the exercise of 36,119,599 warrants outstanding.

The following is a summary description of the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, which was originally approved by our stockholders on June 16, 1998 and later amended, which amendments were approved by our stockholders on July 8, 1999, May 31, 2000, May 24, 2001 and May 23, 2002. This summary is qualified in its entirety by the detailed provisions of the 1998 Shares Award Plan, a copy of which is attached as Exhibit B to this proxy statement.

Description of the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan

In 1998, the Board of Directors adopted a 1998 Shares Award Plan for employees, consultants and non-employee directors. We can grant options, stock appreciation rights, restricted stock, phantom shares and other stock-based awards under the plan. The aggregate number of shares of Class A common stock with respect to which awards may be granted under the plan is 13,400,000 shares, which will be increased to 25,000,000 shares if the amended plan is approved. We may not grant awards of more than 1,000,000 shares of our Class A common stock to any participant in any calendar year. Options granted under the shares award plan may be either incentive or non-incentive stock options within the meaning of the Internal Revenue Code. Shares granted to satisfy awards under the plan may be authorized and unissued shares, issued shares held in treasury or shares acquired on the open market.

The 1998 Shares Award Plan is administered by the Compensation Committee. The Compensation Committee selects the optionees and determines the number of shares of Class A common stock covered by each option and the terms of the option agreement to be executed by the Company and the optionee, including the exercise price of the option. Options granted to date under the 1998 Shares Award Plan generally become exercisable in equal amounts on the first three anniversaries of the effective date of grant.

The term of any option granted may not be more than 10 years from the date of grant. Stock appreciation rights may be granted in tandem with another award, in addition to another award or unrelated to any other award. No stock appreciation right may be exercisable until six months after the day of grant. A stock appreciation right entitles the participant to receive the excess of the fair market value of the Class A common stock on the date of the exercise of the stock appreciation right over its grant price.

In the event there is any change in our Class A common stock by reason of any stock dividend, stock split, adoption of stock rights plans, split-ups, split-offs, spin-offs, liquidations, combination or exchanges of shares, recapitalizations, mergers, consolidations or reorganizations of or by our company or any distribution to Class A common stockholders other than ordinary cash dividends, we will make an appropriate adjustment in the price and number of shares subject to outstanding awards under the 1998 Shares Award Plan. The number of shares available for issuance under the plan as well as any individual limits on shares available for grant pursuant to awards issued under the plan will also be adjusted accordingly.

If we engage in a merger or a consolidation and awards are not substituted for, assumed or continued in connection with the merger or consolidation, or we engage in a dissolution, a liquidation, or a sale of all or substantially all of its assets, then the holder of an outstanding award will have the right immediately prior to the effective date of the transaction to exercise such award without regard to any installment provision regarding exercisability. If not assumed, substituted for, or continued, all such awards which are not so exercised will be forfeited as of the effective time of the transaction.

In the event of a change of control (as defined in the 1998 Shares Award Plan), each participant will be entitled to receive an equivalent award. An equivalent award is defined as a continuation of the awards, an agreement by the person acquiring our company to honor or assume the award, or the substitution of a new award with an inherent value at least equivalent to the original award, and on terms at least as beneficial to the participant as is the original award. If it is not possible to grant such an equivalent award, we may grant a cash equivalent, calculated as described in the plan. If the participant’s employment with our company is terminated by reason of involuntary termination within one year following the change of control, the equivalent award may be exercised in full beginning on the date of such termination for such period of time determined by the Board of Directors.

The Board of Directors at any time may amend, suspend or terminate the 1998 Shares Award Plan, except that no amendment, suspension or termination may alter or impair any award previously made under the plan without the consent of the holder of the award and certain amendments will be subject to stockholder approval as required by the Internal Revenue Code. Unless previously terminated, the 1998 Shares Award Plan will terminate automatically on June 16, 2008, the tenth anniversary of the date of adoption of the plan by the Board of Directors.

Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code limits publicly-held companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to each of their chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”). However, performance-based compensation is excluded from this limitation.

To qualify as performance-based:

•	the compensation must be paid solely on account of the attainment of one or more preestablished, objective performance goals;

•	the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

•	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

•	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if the grant is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant. The 1998 Shares Award Plan is designed to permit the compensation committee to grant options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

Under the Internal Revenue Code, a director is an “outside director” if he or she is not a current employee of the company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the company in any capacity other than as a director.

Federal Income Tax Consequences

The grant of an option is not a taxable event for the optionee or our company.

Incentive Stock Options.    An optionee will not recognize taxable income upon exercise of an ISO except that the alternative minimum tax may apply, and any gain realized upon a disposition of shares of common stock received pursuant to the exercise of an ISO will be taxed as long-term capital gain if the optionee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise referred to as the “holding period requirement”. We will not be entitled to any business expense deduction with respect to the exercise of an ISO, except as discussed below.

For the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee of our company from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled, the three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period requirement for shares of common stock received pursuant to the exercise of the option are waived. Options granted to non-employee directors cannot qualify as ISOs.

If all of the requirements for incentive option treatment are met except for the holding period requirement, the optionee will recognize ordinary income upon the disposition of shares of common stock received pursuant to the exercise of an ISO in an amount equal to the excess of the fair market value of the shares of common stock at the time the option was exercised over the exercise price. The balance of the realized gain, if any, will be long-term or short-term capital gain, depending upon whether or not the shares of common stock were sold more than one year after the option was exercised. We will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Section 162(m) of the Internal Revenue Code.

Non-Qualified Options.    Upon exercising a NSO, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise. We will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Section 162(m) of the Internal Revenue Code. Upon a subsequent sale or exchange of shares of common stock acquired pursuant to the exercise of a NSO, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock, which generally, the amount paid for the shares of common stock plus the amount treated as ordinary income at the time the option was exercised.

An optionee who has transferred an NSO to a spouse, child, grandchild, parent or sibling by gift will realize taxable income at the time the NSO is exercised by the family member. The optionee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares will be the fair market value of the shares on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options may be included in the optionee’s estate for estate tax purposes.

In the event a optionee transfers an NSO to his or her ex-spouse incident to the optionee’s divorce, neither the optionee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Stock Appreciation Rights.    There are no immediate tax consequences of receiving an award of stock appreciation rights under the 1998 Shares Award Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and subject to the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock.    A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. We generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income, subject to Section 162(m) of the Internal Revenue Code.

Phantom Shares.    A grantee who receives an award of Phantom Shares will be required to recognize ordinary income in an amount equal to the fair market value of the shares issued to the grantee pursuant to the award, reduced by the amount, if any, paid for such shares. We will generally be allowed a business expense deduction for the amount of any taxable income recognized by the grantee at the time such income is recognized, subject to Section 162(m) of the Internal Revenue Code.

Approval of Proposal

The affirmative vote of a majority of the voting rights of the shares of Class A common stock and Series C preferred stock present or represented by Proxy at the Annual Meeting, voting together as a single class, is required to approve the 1998 Shares Award Plan, as amended.

The Board of Directors recommends that the stockholders of XM Satellite Radio Holdings Inc. vote “FOR” Proposal 2 to approve the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, as amended.

PROPOSAL TO APPROVE THE AMENDMENT TO

THE XM SATELLITE RADIO HOLDINGS INC. EMPLOYEE STOCK PURCHASE PLAN

(PROPOSAL 3)

The XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan currently authorizes the issuance of a total of 600,000 shares of Class A common stock pursuant to the plan. The Board of Directors approved an amendment to the plan at a meeting held on March 20, 2003 to increase the number of shares of Class A common stock that may be issued pursuant to the plan to 1,000,000 shares. At this meeting, the Board of Directors directed that the amendment to the plan be submitted to the stockholders for approval.

The purpose of the Employee Stock Purchase Plan is to encourage employee participation in the ownership and economic progress of our company. The Board of Directors believes that it is important to increase the number of shares available under the plan in order to maintain and improve our ability to attract and retain key personnel, and to serve as an incentive to such personnel to make extra efforts to contribute to the success of our operations. Because the participation in the Employee Stock Purchase Plan is subject to the discretion of each eligible employee, the benefits or amounts that will be received by any participant or groups of participants if the amended plan is approved are not currently determinable. On the Record Date, there were approximately six executive officers and 385 employees of our company who were eligible to participate in the Employee Stock Purchase Plan. As of April 1, 2003, the closing price of the Class A common stock was $5.94 per share.

The following is a summary description of the XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan, which was originally approved by our stockholders on September 27, 1999 and later amended, which amendment was approved by our stockholders on May 24, 2001. This summary is qualified in its entirety by the detailed provisions of the Employee Stock Purchase Plan, a copy of which is attached as Exhibit C to this proxy statement.

Description of the Employee Stock Purchase Plan

The Employee Stock Purchase Plan permits eligible employees to elect to have a portion of their pay deducted by us to purchase shares of our Class A common stock. In the event there is any increase or decrease in Class A common stock without receipt of consideration by us (for instance, by a recapitalization or stock split), there may be a proportionate adjustment to the number and kinds of shares that may be purchased under the Employee Stock Purchase Plan.

Administration.    The Employee Stock Purchase Plan is administered by a management committee, which is overseen by the Compensation Committee. The Management Committee has the authority to interpret the Employee Stock Purchase Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Employee Stock Purchase Plan. All of the management committee’s determinations will be final and binding.

Eligibility.    Any employee of ours or any of our participating subsidiaries may participate in the Employee Stock Purchase Plan, except the following, who are ineligible to participate: (i) an employee whose customary employment is for five months or less in any calendar year; (ii) an employee who is scheduled to work less than 20 hours per week; and (iii) an employee who, after exercising his or her rights to purchase stock under the Employee Stock Purchase Plan, would own stock (including stock that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of our stock. An employee must be employed on the last day of the option period in order to acquire stock under the Employee Stock Purchase Plan unless the employee has retired.

Participation Election.    An eligible employee may become a participant in the Employee Stock Purchase Plan by completing an election to participate in the Employee Stock Purchase Plan on a form provided by us and submitting that form to us at least 15 days prior to the next offering date. The form will authorize us to have deductions made from pay on each payday following enrollment in the Employee Stock Purchase Plan. The deductions or contributions will be credited to the employee’s account under the Employee Stock Purchase Plan.

An employee may not during any option period change his or her percentage of payroll deduction or contribution for that option period, nor may an employee withdraw any contributed funds other than by terminating participation in the Employee Stock Purchase Plan (as described below). A participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next option period, by delivering to us a new form regarding election to participate in the Employee Stock Purchase Plan at least fifteen days prior to the start of the next option period. A participating employee may terminate payroll deductions or contributions at any time; provided, that, special rules regarding re-enrollment in the plan may apply if the employee is an officer of our company.

Purchase Price.    The purchase price for each share (the “Purchase Price”) will be set by the Management Committee. The Purchase Price for an option period may not be less than 85% of the fair market value of our Class A common stock on the first trading day of the option period or the day on which the shares are purchased (the “Exercise Date”), whichever is lower.

Purchase Limit.    No employee may purchase Class A common stock in any calendar year under the Employee Stock Purchase Plan having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the option period.

Purchase of Class A common stock.    On the Exercise Date, a participating employee will be credited with the number of whole shares of Class A common stock purchased under the Employee Stock Purchase Plan for such period. Class A common stock purchased under the Employee Stock Purchase Plan will be held in the custody of an agent designated by us. The agent may hold the Class A common stock purchased under the Employee Stock Purchase Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate, without identification as to individual employees. An employee may, at any time six months following his or her purchase of shares under the Employee Stock Purchase Plan, by written notice instruct the agent to have all or part of such shares reissued in the employee’s own name and have the stock certificate delivered to the employee.

If in any option period as of the Purchase Date the number of unsold shares that may be made available for purchase under the Employee Stock Purchase Plan pursuant is insufficient to permit eligible employees to exercise their rights to purchase shares, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately.

Termination of Participation.    A participating employee will be refunded all monies in his or her account, and his or her participation in the Employee Stock Purchase Plan will be terminated, if: (i) the employee ceases to be eligible to participate in the Employee Stock Purchase Plan, or (ii) the employee voluntarily leaves our employ, other than by retirement prior to the Exercise Date. A participating employee’s participation in the Employee Stock Purchase Plan will also terminate in the event that the Board of Directors elects to terminate the plan; provided, that, termination of the plan will not impair the vested rights of the participant.

If a participating employee elects to terminate participation in the Employee Stock Purchase Plan or terminates participation because of his or her retirement, the employee can choose to either: (i) purchase Class A common stock on the Exercise Date with the amounts then accumulated in his or her account or (ii) have all monies in his or her account refunded.

Transferability of Shares.    No participating employee may assign his or her rights to purchase shares of Class A common stock under the Employee Stock Purchase Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Class A common stock under the Employee Stock Purchase Plan may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

Amendment of Plan.    The Board of Directors may, at any time, amend the Employee Stock Purchase Plan in any respect; provided, however, that without approval of our shareholders, no amendment shall be made (i) increasing the number of shares that may be made available for purchase under the Employee Stock Purchase Plan, (ii) materially increasing the benefits accruing to participating employees, or (iii) changing the eligibility requirements for participating in the Employee Stock Purchase Plan.

Termination of Plan.    The Board of Directors may terminate the Employee Stock Purchase Plan at any time and for any reason or for no reason. In any event, the Employee Stock Purchase Plan shall, without further action of the Board of Directors, terminate at the earlier of (i) December 31, 2009 and (ii) such time as all shares of Class A common stock that may be made available for purchase under the Employee Stock Purchase Plan have been issued.

No Employment Rights.    Neither the Employee Stock Purchase Plan nor any right to purchase Class A common stock under the Employee Stock Purchase Plan confers upon any employee any right to continued employment with our company or a participating subsidiary.

Federal Income Tax Consequences

The Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the Employee Stock Purchase Plan are taxable income to participating employees in the year in which the amounts otherwise would have been received, but the participating employees will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase Class A common stock (on the first day of an option period) or when the right to purchase Class A common stock is exercised (on the last day of the option period).

If the participating employee holds the Class A common stock purchased under the Employee Stock Purchase Plan for at least two years after the first day of the option period in which the Class A common stock was acquired (the “Grant Date”), when the participating employee disposes of the Class A common stock, he or she will recognize as ordinary income an amount equal to the lesser of (i) the excess of the fair market value of the Class A common stock on the date of disposition over the price paid for the Class A common stock or (ii) 15% of the fair market value of the Class A common stock on the Grant Date.

If the participating employee disposes of the Class A common stock within two years after the Grant Date, he or she will recognize ordinary income equal to the fair market value of the Class A common stock on the last day of the option period in which the Class A common stock was acquired less the amount paid for the Class A common stock. The ordinary income recognition pertains to any disposition of Class A common stock acquired under the Employee Stock Purchase Plan (such as by sale, exchange or gift).

Upon disposition of the Class A common stock acquired under the Employee Stock Purchase Plan, any gain realized in excess of the amount reported as ordinary income will be reportable by the participating employee as a capital gain, and any loss will be reportable as a capital loss. Amounts required to be reported as ordinary income on the disposition of the Class A common stock may be added to the purchase price in determining any remaining capital gain or loss. Capital gain or loss will be long-term if the employee has satisfied the two-year holding period requirement described above or, in any event, if the employee has held the Class A common stock for at least one year. Otherwise, the capital gain or loss will be short-term.

If the participating employee satisfies the two-year holding period for Class A common stock purchased under the Employee Stock Purchase Plan, we will not receive any deduction for federal income tax purposes with respect to that Class A common stock or the right under which it was purchased. If the employee does not satisfy the two-year holding period, we will be entitled to a deduction in any amount equal to the amount that is considered ordinary income. Otherwise, the Employee Stock Purchase Plan has no tax effect on the Company.

Approval of Proposal

The affirmative vote of a majority of the voting rights of the shares of Class A common stock and Series C preferred stock present or represented by Proxy at the Annual Meeting, voting together as a single class, is required to approve the amendment to the XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan.

The Board of Directors recommends that the stockholders of XM Satellite Radio Holdings Inc. vote “FOR” Proposal 3 to approve the amendment to the XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan.

RATIFICATION OF THE APPOINTMENT

OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

FOR THE 2003 FISCAL YEAR

(Proposal 4)

The Board of Directors has appointed the firm of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2003.

Stockholder ratification of Proposal 4 is not required by the Bylaws or otherwise. However, the Board of Directors is submitting Proposal 4 to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify Proposal 4, the Board of Directors will reconsider whether or not to retain KPMG LLP. Even if Proposal 4 is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accountant at any time during the year if the Board of Directors determines that such a change would be in the best interests of our company and stockholders.

Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The affirmative vote of a majority of the voting rights of the shares of Class A common stock and Series C preferred stock present or represented by Proxy at the Annual Meeting, voting together as a single class, is required to approve Proposal 4.

The Board of Directors recommends that the stockholders of XM Satellite Radio Holdings Inc. vote “FOR” Proposal 4.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Such reporting persons are required by rules of the SEC to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon a review of Section 16(a) reports furnished to us for fiscal 2002 or written representations that no other reports were required, we believe that all filing requirements under Section 16 for fiscal 2002 were complied with on a timely basis.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2004

Any proposal or proposals by a stockholder intended to be included in our proxy statement and form of proxy relating to the 2004 annual meeting of stockholders must be received by us no later than December 17, 2003, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to the 2004 annual meeting of stockholders any stockholder proposal which may be omitted from our proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received. For any proposal that is not submitted for inclusion in next year’s proxy statement but is instead presented directly at the 2004 annual meeting of stockholders, notice of such proposal must be received in writing by our Secretary between 60 and 90 days prior to the annual meeting, except that if less than 70 days’ notice of the date of the annual meeting is given to stockholders or publicly disclosed, notice of such proposal must be received by the Secretary not later than the 10th day following the date that notice of the annual meeting is mailed or publicly disclosed. Failure to provide notice in this manner and within this time period means that such proposal will be considered untimely. Management will be entitled to vote proxies in its discretion with respect to any proposal that is presented at the 2004 annual meeting of stockholders but not included in the proxy statement.

OTHER MATTERS

The Board of Directors does not intend to present to the annual meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors

Gary M. Parsons

Chairman of the Board of Directors

Dated: April 16, 2003

Exhibit A

XM SATELLITE RADIO HOLDINGS INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Charter

Purpose of Audit Committee.    The Audit Committee (the “Audit Committee” or “Committee”) of the Board of Directors (the “Board”) of XM Satellite Radio Holdings Inc. (the “Company”) shall assist the Board in fulfilling its oversight responsibilities with regard to corporate accounting and financial reporting by overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

Membership.    The membership of the Audit Committee shall consist of at least three directors, who shall meet the requirements of the Securities and Exchange Commission (“SEC”) and The Nasdaq Stock Market (“Nasdaq”), including requirements of independence and financial or accounting expertise, as interpreted by the Board, and such other requirements as may be set by the Board from time to time. Audit Committee members and the Committee Chairman shall be designated by the full Board.

Powers and Responsibilities.    The Audit Committee has the responsibilities and powers set forth in this Charter and those specified by applicable laws, rules and regulations, including those of the SEC and Nasdaq, for audit committees of public companies listed on Nasdaq. The Audit Committee shall have the additional responsibilities and powers that may be specified by future such applicable laws, rules and regulations without the need to amend this Charter, and the Audit Committee may, to the extent it determines it to be advisable, exercise such additional powers or assume such additional responsibilities following the adoption or proposal of any such laws, rules and regulations but before their effectiveness.

The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it as it deems appropriate. It may retain these advisors without seeking board approval. The Company will provide appropriate funding, as determined by the Audit Committee, for payment of the compensation of the independent accountants and any advisors engaged by the Audit Committee.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties established for a member of the Board. The responsibilities of the Audit Committee do not preclude the Committee from obtaining the input of management, but these responsibilities may not be delegated to management. The Audit Committee may form and delegate authority to subcommittees (including single members) when it has concluded that such delegation would be appropriate.

Limitation of Audit Committee’s Role.    It is not the duty of the Audit Committee to plan or conduct audits, to implement internal controls or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management, the independent accountants and the internal auditors*. Nor is it the duty of the Audit Committee to conduct investigations regarding or to assure compliance with laws, rules and regulations or the Company’s codes of conduct.

Reliance.    To the fullest extent permissible under applicable law, each member of the Audit Committee is entitled to rely in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Committee by any of the Company’s officers, employees, or committees, the independent accountants, the internal auditors or any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

Activities.    In carrying out its responsibilities, the Audit Committee is expected to undertake the following activities:

1.    Update Charter.    Review annually, and to the extent the Committee determines it to be necessary or advisable, update the Committee’s charter.

2.    Maintain Open Communications.    Provide an open avenue of communication among the independent accountants, the internal auditors, management and the Board.

3.    Oversee Independent Accountants.    Be solely and directly responsible for appointment, approval, compensation, oversight and discharge of the independent accountants (including resolution of any disagreements between management and the independent accountants regarding financial reporting). Pre-approve all engagement fees and terms for all audit, review and attest services and any non-audit engagements (to the extent permitted under applicable law). The Audit Committee may adopt pre-approval policies and procedures to avoid need for Audit Committee approval of services on an engagement-by-engagement basis, which policies and procedures must be detailed as to the particular service and may not involve a delegation of pre-approval responsibility to management. The independent accountants shall report directly to the Audit Committee.

4.    Oversee Accounting and Financial Staffing, Internal Audit Function.    Review accounting and financial staffing and succession planning within the Company. Review and concur in the appointment, replacement or dismissal of the internal audit team, and at the time when the Company has a Director of Internal Audit, review and concur in the appointment, replacement or dismissal of the Director of Internal Audit.

5.    Confirm Independence.    Confirm and make appropriate inquiries with respect to the independence of the internal auditor and the independent accountants, including a review of all services other than audit, review and attest services provided by the independent accountants and related fees; receive from the independent accountants and review, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company, as required by law, rule, regulation or accounting policy or standard; actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent accountants; recommend that the Board take appropriate action on any disclosed relationships to satisfy itself of the independent accountants’ independence. Confirm compliance by the independent accountants with all relevant laws and regulations relative to rotation of independent accountants or independent accountant partners or other personnel. Oversee compliance with requirements regarding employment by the Company of former employees of independent accountants.

6.    Review procedures for assessing material risks.    Inquire of management, the Director of Internal Audit, and the independent accountants about significant risks or exposures, including financial statement risks, the Company’s processes for identifying, assessing and disclosing such risks, the steps management has taken to minimize such risk to the Company and the disclosures made regarding such risks. Review with management and assess these processes, including the steps being taken to address such risks and the disclosure regarding these risks.

7.    Audit plan.    Consider, in consultation with the independent accountants and the Director of Internal Audit, the audit scope and plan of the internal auditors and the independent accountants.

8.    Review of financial statement and accounting matters.    Review with management, the internal auditors and the independent accountants:

A.    Financial statements.    The Company’s financial statements and related footnotes.

B.    Audit report.    The independent accountants’ audit of the annual financial statements and associated report.

C.    Audit plan changes.    Any significant changes in the independent accountants’ annual audit plan.

D.    Disputes.    Any serious disputes or issues with management encountered during the course of the annual audit.

E.    Audit-related issues.    Other matters related to the conduct of the annual audit which are to be communicated to the Committee under generally accepted auditing standards, including under Statement on Auditing Standards No. 61, Communications with Audit Committees.

F.    Materiality assessments.    The independent accountants’ assessment of financial statement materiality.

G.    SEC filings.    The Company’s filings with the SEC.

H.    Audit-related issues.    Legal and regulatory matters that may have a material impact on the financial statements and/or the Company.

I.    Company policies.    The Company’s policies regarding corporate ethics, financial controls and legal compliance.

J.    Internal controls.    Their assessment of the adequacy of internal controls, the resolution of any identified material weaknesses and reportable conditions in internal controls over financial reporting, including the prevention or detection of management override or compromise of the internal control system, and the reports issued with respect to the annual financial statements, the internal control structure and procedures for financial reporting.

9.    Appropriateness of accounting principles.    Inquire of management and the independent accountants and consider the judgments that are brought to the attention of the Audit Committee as to the quality and appropriateness of the Company’s accounting principles as applied in the Company’s financial reporting, significant accounting policies (including significant estimates and critical accounting policies to be described in the Company’s filings with the SEC), audit conclusions regarding the reasonableness of significant accounting estimates and any audit adjustments. Inquire of management and the independent accountants and consider the judgments that are brought to the attention of the Audit Committee regarding alternative accounting principles or policies permitted under generally accepted accounting principles, and the appropriateness of the principles and policies selected for financial reporting purposes. Receive and consider all required communications from the independent accountants regarding these matters.

10.    Review of annual financial statements.    Review with management and the independent accountants, the annual financial statements before they are filed with the SEC or other regulators. Based on the review and discussions with management and the independent accountants, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the past fiscal year.

11.    Review adequacy of internal audit function.    Consider and review with management and the Director of Internal Audit:

A.    Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

B.    Any changes required in the planned scope of their audit plan.

C.    The internal audit department charter, budget and staffing.

D.    Internal audit’s compliance with appropriate standards for internal auditing.

12.    Review of interim financial statements and earnings releases.    Review with management and, as appropriate, the independent accountants, earnings results and earnings guidance before they are released and the interim financial statements before they are filed with the SEC or other regulators. Discuss with the independent accountants any matters required to be communicated by the independent accountants to the Audit Committee or its Chairman in connection with the independent accountants’ review of the interim financial statements of the Company.

13.    Review and approve related party transactions.    Adopt policies and procedures with respect to Company transactions in which officers, directors, major stockholders or other related parties have an interest, review and approve such transactions and review with management disclosures regarding such transactions.

14.    Separate meetings.    Meet with the independent accountants, the Director of Internal Audit, and management in separate sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

15.    Report to the Board; records.    Report significant Audit Committee findings and actions to the Board with such recommendations as the Committee may deem appropriate. Keep a record of the acts and procedures of the Audit Committee. Perform such other activities, consistent with applicable law and the Company’s governing documents as the Audit Committee deems appropriate.

16.    Meetings.    Meet at least four times per year or more frequently as circumstances require. Prepare the Audit Committee report to be included in the Company’s proxy statement and receive the information to be provided in by the independent accountants for inclusion in the proxy statement, including with regard to fees relating to audit and non-audit services. The Audit Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

17.    Investigation of reports regarding financial statement matters.    Investigate any matter brought to its attention within the scope of its duties to the extent and in such manner as it considers appropriate (including confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters). Discuss with management and the independent accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies. Confirm compliance with provisions of laws, rules and regulations that prohibit discipline of or discrimination against employees who report what they reasonably believe to be violations of any law, rule or regulation applicable to the Company.

18.    Establishment of Procedures for the Reporting of Concerns to the Audit Committee.    Establish, implement and conduct an annual review of the procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

19.    Annual evaluation.    Conduct an annual performance evaluation of the Committee.

*As used throughout this document, “internal auditors” are deemed to be those individuals undertaking the role of internal audit, whether employees of the Company, the Chief Financial Officer or external consultants.

Exhibit B

XM SATELLITE RADIO HOLDINGS INC.

1998 SHARES AWARD PLAN

(AS AMENDED, INCLUDING PROPOSED AMENDMENTS)

Effective as of June 16, 1998

XM Satellite Radio Holdings Inc.

1998 Shares Award Plan

(as amended)

INTRODUCTION

XM Satellite Radio Holdings Inc., a Delaware corporation (hereinafter referred to as the “Corporation”), hereby establishes an incentive compensation plan to be known as the “XM 1998 Shares Award Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Phantom Stock Awards, Stock Appreciation Rights, Restricted Stock Awards and Other Stock-Based Awards. Subject to the terms of the Plan, the Plan shall become effective on June 16, 1998.

The purpose of the Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of Participants to those of the Corporation’s shareholders by providing Participants with an incentive for outstanding performance. The Plan is further intended to assist the Corporation in its ability to motivate, and retain the services of, Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

DEFINITIONS

For purposes of this Plan, the following terms shall be defined as follows unless the context clearly indicates otherwise:

(a)  “Affiliate” shall mean (i) any parent, including American Mobile Satellite Corporation and any other entity which owns directly or indirectly at least 50% of the total combined voting power of all classes of stock of the Corporation and (ii) any entity in which the Corporation directly or indirectly owns at least 50% of the total combined voting power of all classes of stock.

(b)  “Award” shall mean any award to a participant of an Option, Stock Appreciation Right, Phantom Share, Restricted Stock or any other stock-based award under the Plan.

(c)  “Award Agreement” shall mean the written agreement, executed by an appropriate officer of the Corporation, pursuant to which an Award is granted.

(d)  “Board of Directors” shall mean the Board of Directors of the Corporation.

(e)  “Change of Control” shall have the meaning set forth in Section 11(d) hereof.

(f)  “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

(g)  “Committee” shall mean the Board of Directors of the Corporation or any committee of two or more Non-Employee Directors (as defined under Rule 16b promulgated under the Exchange Act) designated by the Board of Directors to serve as the Committee.

(h)  “Consultant” shall mean an individual or entity who is in a consulting relationship with the Corporation or any parent or subsidiary of the Corporation.

(i)  “Corporation” shall mean XM Satellite Radio Holdings Inc., a Delaware corporation.

(j)  “Employee” shall mean a common-law employee of the Corporation or of any Affiliate.

(k)  “Equivalent Award” shall mean, in connection with a Change of Control, a continuation of the Award by the Corporation to a Participant, an agreement by the person(s) acquiring the Corporation that to honor or assume the Award following the Change of Control, or the substitution of a new Award with an inherent value equivalent to that of the original Award and on terms at least as beneficial to the Participant as those contained in the Participant’s original Award Agreement.

(l)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(m)  “Fair Market Value” of the Corporation’s Common Shares on a Trading Day shall mean the last reported sale price for Common Shares or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices for the Common Shares for such Trading Day, in either case on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or admitted to trading on any national securities exchange but are traded in the over-the-counter market, the closing sale price of the Common Shares or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Shares, as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any comparable system or, if the Common Shares are not listed on NASDAQ or a comparable system, the average of the bid and asked prices of the Common Shares or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc., who make a market in the Common Shares selected from time to time by the Corporation for that purpose. In addition, for purposes of this definition, a “Trading Day” shall mean, if the Common Shares are listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Shares was effected on such exchange on such business day, or, if the Common Shares are not listed on any national securities exchange but are traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one “broker-dealer” quoted both a bid and asked price for the Common Shares (if a broker-dealer quoted only a bid or only an asked price for such day, such day will not be a Trading Day). In the event the Corporation’s Common Shares are not publicly traded, the Fair Market Value of such Common Shares shall be determined by the Committee in good faith and in its sole discretion.

(n)  “Good Cause” shall mean, with respect to any Participant, the meaning of such term as set forth in the employment agreement between the Corporation (or any Affiliate) and the Participant or, in the event there is no such employment agreement (or if any such employment agreement does not contain such a definition), such term shall mean (i) willful or gross misconduct or willful or gross negligence in the performance of his or her duties for the Corporation or any Affiliate, (ii) neglect of his or her duties for the Corporation or any Affiliate after written notice and opportunity to cure, (iii) dishonesty, fraud, theft, embezzlement or misappropriation of funds, properties or assets of the Corporation or of any Affiliate, (iv) conviction of a felony, (v) a direct or indirect material breach of the terms of any agreement with the Corporation or any Affiliate or (vi) acting in a manner or making any statements which the Committee reasonably determines to have a material adverse effect on the reputation, operations, prospects or business relations of the Company or its Affiliates.

(o)  “Incentive Stock Option” shall mean a right to purchase Shares from the Corporation that is granted under Section 5 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(p)  “Non-Employee Director” shall mean a member of the Board of Directors who is not a full-time employee of the Corporation.

(q)  “Non-Qualified Stock Option” shall mean a shares option which does not satisfy the requirements for, or which is not intended to be eligible for, tax-favored treatment under Section 422 of the Code.

(r)  “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(s)  “Optionee” shall mean a Participant who is granted an Option under the terms of the Plan.

(t)  “Other Stock-Based Award” shall mean any right granted under Section 9 of the Plan.

(u)  “Participant” shall mean any Employee, Consultant or Non-Employee Director participating under the Plan.

(v)  “Phantom Share” shall mean a hypothetical Share which is cancelled by the delivery of an actual Share or, in the discretion of the Corporation, by the payment of cash (or a combination of cash and Shares) in an amount equal to the Fair Market Value of a Share on the date of surrender.

(w)  “Plan” shall mean this XM 1998 Shares Award Plan as the same shall be amended, revised or terminated from time to time.

(x)  “Restoration Option” shall mean an Option granted under Section 5(f).

(y)  “Restricted Stock” shall mean any Share granted under Section 7 of the Plan.

(z)  “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(aa)  “Share” shall mean a share of the Class A common stock, par value $.01 per share, of the Corporation, or such other securities of the Corporation as may be designated by the Committee from time to time.

(bb)  “Stock Appreciation Right” shall mean any right granted under Section 6 of the Plan.

SECTION 1

ADMINISTRATION

The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee may establish from time to time such regulations, provisions, proceedings and conditions of awards which, in its sole opinion, may be advisable in the administration of the Plan. A majority of the Committee shall constitute a quorum, and, subject to the provisions of Section 4 of the Plan, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee as a whole.

SECTION 2

SHARES AVAILABLE

Subject to the adjustments provided in Section 11 of the Plan, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 25,000,000 shares. The Shares underlying Awards shall be counted against the limitation set forth in the immediately preceding sentence and may be reused to the extent that the related Award to any individual is settled in cash, expires, is terminated unexercised, or is forfeited without the delivery of Shares. Shares granted to satisfy Awards under the Plan may be authorized and unissued shares, issued Shares held in the Corporation’s treasury or Shares acquired on the open market. Subject to the adjustments provided in Section 11 of the Plan, the maximum number of Shares with respect to which Awards may be granted under the Plan to any individual in any calendar year shall be equal to 1,000,000 Shares.

SECTION 3

ELIGIBILITY

All (i) Employees who are regularly employed, (ii) Consultants and (iii) Non-Employee Directors shall be eligible to participate in the Plan.

SECTION 4

AUTHORITY OF COMMITTEE

The Plan shall be administered by, or under the direction of, the Committee, which shall administer the Plan so as to comply at all times with applicable law, and shall otherwise have the sole and exclusive authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee’s business. Subject to the provisions of Section 12 hereof, all interpretations and determinations of the Committee may be made on an individual or group basis and shall be final, conclusive and binding on all persons. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine, without limitation, the persons to whom Awards shall be granted, the times when Awards shall be granted, the number of Shares subject to any Awards, the terms of Awards, any other restrictions, including any vesting requirements, and the other provisions thereof (which need not be identical with respect to each Award). In addition, the authority of the Committee shall include, without limitation, the following with respect to an Award of an Option:

(a)  Financing.    The arrangement of temporary financing for a Participant by registered broker-dealers, under the rules and regulations of the Federal Reserve Board, for the purpose of assisting a Participant in the exercise of an Option, such authority to include the payment by the Corporation of the commissions of the broker-dealer;

(b)  Procedures for Exercise of Option.    The establishment of procedures for a Participant (i) to exercise an Option by payment of cash or (ii) with the consent of the Committee, (A) to have withheld from the total number of Shares to be acquired upon the exercise of an Option that number of shares having a Fair Market Value, which, together with such cash as will be paid in respect of fractional shares, shall equal the Option exercise price of the total number of Shares to be acquired, (B) to exercise all or a portion of an Option by delivering that number of Shares already owned by him or her having a Fair Market Value which shall equal the Option exercise price for the portion exercised and, in cases where an Option is not exercised in its entirety, and subject to the requirements of the Code, to permit the Participant to deliver the Shares thus acquired by him or her in payment of Shares to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that a Participant can in sequence utilize such newly acquired shares of Common Shares in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares or (C) to engage in any form of “cashless” exercise.

(c)  Withholding.    The establishment of a procedure whereby a number of Shares may be withheld from the total number of Shares to be issued upon exercise of an Award or for the tender of Shares owned by any Participant to meet any obligation of withholding for taxes incurred by the Participant upon such exercise.

SECTION 5

SHARE OPTIONS

(a)  Grant.    Subject to the provisions of the Plan, the Committee shall have sole and complete discretion and authority to determine the Employees, Consultants and Non-Employee Directors to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the discretion and authority to grant Incentive Stock Options (but only to Employees who meet the requirements of Section 422(a)(2) of the Code), Non-Qualified Stock Options, and any combination thereof (provided that Incentive Stock Options shall be granted only to Employees who meet the requirements of Section 422(a)(2) of the Code). In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

(b)  Exercise Price.    Subject to the requirement set forth in Section 5(a) with respect to Incentive Stock Options, the Committee in its sole discretion shall establish the exercise price at the time each option is granted. The exercise price shall be subject to adjustment in accordance with the provisions of Section 11 of the Plan.

(c)  Term.    Subject to the provisions of the Plan, the term of any Option granted hereunder shall be not more than 10 years from the date of grant.

(d)  Exercisability.    Except as provided in Section 5(e) hereof, each Option shall be exercisable in whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on, and to any limitations on, exercisability as may be determined by the Committee at the time of the grant of such Options. The right to purchase Shares shall be cumulative so that when the right to purchase any Shares has accrued such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. Notwithstanding the above, no Option shall be exercisable by a Participant until he or she has fully repaid any and all loans made to him or her by the Corporation (or by any parent or subsidiary of the Corporation); provided, however, that a repayment (whether in the form of cash or Shares) made contemporaneously with an exercise of an Option granted hereunder (including a repayment in the form of withholding on Shares to be received upon the exercise of such Option) shall be considered to have occurred prior to such Option exercise.

(e)  Payment of Exercise Price.    The price per share of Shares with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash or pursuant to any of the methods set forth in Sections 4(a) or (b) hereof, as determined by the Participant and approved by the Committee. Common Shares delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Shares on the date preceding the date of the exercise of the Option.

(f)  Restoration Options.    In the event that any Participant delivers Shares in payment of the exercise price of any Option granted hereunder, or in the event that the withholding tax liability arising upon exercise of any such Option by a Participant is satisfied through the withholding by the Corporation of Shares otherwise deliverable upon exercise of the Option, the Committee shall have the authority to grant or provide for the automatic grant of a Restoration Option to such Participant. The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Committee in its sole discretion shall establish from time to time. A Restoration Option shall entitle the holder thereof to purchase a number of Shares equal to the number of such Shares so delivered or withheld upon exercise of the original Option. A Restoration Option shall have a per share exercise price of not less than 100% of the per Share Fair Market Value as of the date of grant of such Restoration Option and such other terms and conditions as the Committee in its sole discretion shall determine.

SECTION 6

STOCK APPRECIATION RIGHTS

(a)  Grant.    Subject to the provisions of the Plan, the Committee shall have sole and complete discretion and authority to determine the eligible persons to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after grant and shall have a grant price as determined by the Committee on the date of grant.

(b)  Exercise and Payment.    A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof, provided that the Committee may for administrative convenience determine that, with respect to any Stock Appreciation Right that is not related to an Incentive Stock Option and that can only be exercised for cash during limited periods of time in order to satisfy the conditions of Rule 16b-3, the exercise of such Stock Appreciation Right for cash during such limited period shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Shares is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

(c)  Other Terms and Conditions.    Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 7

RESTRICTED STOCK

(a)  Grant.    Subject to the provisions of the Plan, the Committee shall have sole and complete discretion and authority to determine the eligible persons to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, if any, and the conditions under which, the Restricted Stock may be forfeited to the Corporation, and the other terms and conditions of such Awards.

(b)  Transfer Restrictions.    Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Corporation. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Corporation shall deliver such certificates to the Participant or the Participant’s legal representative.

(c)  Dividends and Distributions.    Dividends and other distributions paid on or in respect of any Shares of Restricted Stock may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.

SECTION 8

PHANTOM SHARES

(a)  Grant.    Subject to the provisions of the Plan, the Committee shall have sole and complete discretion and authority to determine the eligible persons to whom Phantom Shares shall be granted, the number of Phantom Shares to be granted to each Participant, the duration of the period during which, and the conditions under which, the Phantom Shares may be forfeited to the Corporation and the other terms and conditions of such Awards.

(b)  Surrender.    Each Award Agreement with respect to a Phantom Stock Unit shall specify the date on which the Phantom Stock Unit shall be surrendered, and thereby cancelled by delivery of a Share with respect thereto, subject to such terms and conditions as the Committee may specify, in its sole discretion, in the applicable Award Agreement or thereafter. The date on which the Phantom Shares shall be surrendered may be accelerated upon the occurrence of certain events, as determined by the Committee in its sole discretion and as set forth in the applicable Award Agreement.

(c)  Dividends and Distributions.    Payments may be made to Participants who have been awarded Phantom Shares in an amount equal to dividends and other distributions paid on or in respect of an equivalent number of Shares. Such payments may be paid directly to the Participant or may be reinvested in additional Phantom Shares, as determined by the Committee in its sole discretion.

SECTION 9

OTHER STOCK-BASED AWARDS

The Committee shall have the discretion and authority to grant to eligible persons an “Other Stock-Based Award,” which shall consist of any right that is (i) not an Award described in Sections 5 through 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities or rights convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 10

TERMINATION OF SERVICES

The following provisions shall apply in the event that the Participant ceases to provide services to the Corporation or any Affiliate, either as an Employee, a Consultant or a Non-Employee Director, unless the Committee shall have provided otherwise, either at the time of the grant of the Award or thereafter.

(a)  Non-Qualified Stock Options and Stock Appreciation Rights.

(i)  Upon Termination of Services as Employee or Consultant.    The Participant’s right to exercise any Non-Qualified Stock Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, as set forth in the Award Agreement. The exercise periods and rights to acceleration, if any, in the event of termination of employment, including for Good Cause, or upon death, total and permanent disability or retirement, or as a result of a change of control or otherwise shall be as set forth in the Award Agreement as determined by the Committee in its sole discretion.

(ii)  For purposes of determining whether a Participant’s employment or consulting relationship has terminated, a Participant who is both an Employee (or Consultant) and a director of the Corporation or any Affiliate shall be considered to have terminated his or her employment or consulting relationship only upon his or her termination of service both as an Employee (or Consultant) and as a director.

(b)  Incentive Stock Options.

(i)  Except as otherwise determined by the Committee at the time of grant, if the Participant’s employment with the Corporation terminates for any reason, the Participant shall have the right to exercise any Incentive Stock Option and any related Stock Appreciation Right during the 90 days after such termination of employment to the extent it was exercisable at the date of such termination, but in no event later than the date the Option would have expired had it not been for the termination of such employment. If the Participant does not exercise such Option or related Stock Appreciation Right to the full extent permitted by the preceding sentence, the remaining exercisable portion of such Option automatically will be deemed a Non-Qualified Stock Option (except to the extent otherwise provided by Section 421 or Section 422 of the Code), and such Option and any related Stock Appreciation Right will be exercisable during the period set forth in Section 10(a) of the Plan, provided that in the event that employment terminates because of death or the Participant dies in such 90-day period, the option will continue to be an Incentive Stock Option to the extent provided by Section 421 or Section 422 of the Code, or any successor provisions, and any regulations promulgated thereunder. Notwithstanding the forgoing, if a Participant’s employment is terminated by the Corporation or by any Affiliate for Good Cause or as otherwise set forth in the Award Agreement, then the Participant shall immediately forfeit his or her rights to exercise any and all of outstanding Options or Stock Appreciation Rights theretofore granted to him or her.

(ii)  For purposes of determining whether a Participant’s employment or consulting relationship has terminated, a Participant who is both an Employee (or Consultant) and a director of the Corporation or any Affiliate shall be considered to have terminated his or her employment or consulting relationship only upon his or her termination of service both as an Employee (or Consultant) and as a director.

(c)  Restricted Stock.    Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Corporation at the price (if any) paid by the Participant for such Restricted Stock, provided that in the event of a Participant’s retirement, permanent and total disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such Participant’s shares of Restricted Stock.

(d)  Phantom Shares and Other Stock-Based Awards.    Upon termination of a Participant’s employment or consulting relationship with the Corporation for any reason, the Participant who has been granted Phantom Shares or Other Stock-Based Awards under the Plan shall surrender such Awards, and such Awards shall either be cancelled or shall be paid as determined by the Committee at the time of grant and as set forth in the relevant Award Agreement.

SECTION 11

ADJUSTMENT OF SHARES; MERGER OR

CONSOLIDATION, ETC. OF THE CORPORATION

(a)  Recapitalization, Etc.    In the event there is any change in the common shares of the Corporation by reason of any stock dividend, stock split, adoption of stock rights plans, split-ups, split-offs, spin-offs, liquidations, combination or exchanges of shares, recapitalizations, mergers, consolidations or reorganizations of or by the corporation or any distribution to common stockholders other than ordinary cash dividends, there shall be substituted for or added to each Share theretofore appropriated or thereafter subject, or which may become subject, to any Award, the number and kind of shares or other securities into which each outstanding Share shall be so changed or for which each such Share shall be exchanged, or to which each such Share be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted.

(b)  Merger or Consolidation of Corporation.    Upon (i) the merger or consolidation of the Corporation with or into another corporation (pursuant to which the shareholders of the Corporation immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation’s then outstanding securities), if the agreement of merger or consolidation does not provide for (1) the continuance of the Awards granted hereunder or (2) the substitution of new awards for Awards granted hereunder, or for the assumption of such Awards by the surviving corporation or

(ii) the dissolution, liquidation, or sale of all or substantially all the assets of the Corporation, the holder of any such Award theretofore granted and still outstanding (and not otherwise expired) who satisfies such other requirements, if any, that may be required by the Committee and set forth in the related Award Agreement, shall have the right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation or sale of assets of the Corporation to exercise such Awards in whole or in part without regard to any installment provision regarding exercisability that may have been made part of the terms and conditions of such Awards. The Corporation, to the extent practicable, shall give advance notice to affected Participants of such merger, consolidation, dissolution, liquidation or sale of assets of the Corporation. All such Awards which are not so exercised shall be forfeited as of the effective time of such merger, consolidation, dissolution, liquidation or sale of assets of the Corporation.

(c)  Change of Control of the Corporation.    Notwithstanding the foregoing, if a Change of Control occurs during the period commencing on the date of grant of an Award and terminating on the date of expiration of the Award, the Participant shall be entitled to receive an Equivalent Award. If, despite the best efforts of the Corporation, the Participant cannot receive an Equivalent Award in connection with such Change in Control, (i) the Participant shall be entitled to receive immediately prior to such Change in Control, in exchange for his or her Award, cash in an amount equal to the excess of the highest price paid for a Share in connection with the Change of Control over the exercise price per Share under the Award, multiplied by the total number of Shares subject to the Award, including all Shares with respect to which the Award has not yet become exercisable under the provisions of the Plan but excluding any Shares with respect to which the Award has previously been exercised or (ii) if the Participant is an insider who would be subject to suit under Section 16(b) of the Exchange Act if the Participant were to receive the cash payment described above, the Award may be exercised by the Participant in full beginning on the date two weeks before such Change of Control. If the Participant receives an Equivalent Award in connection with a Change of Control, and the Optionee’s employment with the Corporation or an Affiliate is terminated within one year following the Change of Control by reason of involuntary termination, the Equivalent Award may be exercised in full beginning on the date of such termination if and for such period as the Committee, in its sole discretion, shall determine.

(d)  Definition of Change of Control of the Corporation.    A “Change of Control” shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Corporation, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding securities; or (ii) individuals who at the beginning of any two-year period constitute the Board, plus new directors of the Corporation whose election or nomination for election by the Corporation’s shareholders is approved by a vote of at least two-thirds of the directors of the Corporation still in office who were directors of the Corporation at the beginning of such two-year period, cease for any reason during such two-year period to constitute at least two-thirds of the members of the Board; or (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Corporation approve a plan of complete liquidation or winding-up of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets. Notwithstanding anything herein to the contrary, in no event shall (A) an initial public offering of the Corporation, (B) any change in the percentage ownership of the Corporation by American Mobile Satellite Corporation or its affiliates, or (C) a private placement of less than $150,000,000 be deemed to constitute a Change of Control hereunder.

SECTION 12

MISCELLANEOUS PROVISIONS

(a)  Administrative Procedures.    The Committee may establish any procedures determined by it to be appropriate in discharging its responsibilities under the Plan. All actions and decisions of the Committee shall be final.

(b)  Investment Representation.    With respect to Shares received pursuant to the exercise of an Option, the Committee may require, as a condition of receiving such securities, that the Participant furnish to the Corporation such written representations and information as the Committee deems appropriate to permit the Corporation, in light of the existence or nonexistence of an effective registration statement under the Securities Act, to deliver such securities in compliance with the provisions of the Securities Act.

(c)  Withholding Taxes.    The Corporation shall have the right to deduct from all cash payments hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payments. In the case of the issuance or distribution of Common Shares upon the exercise of an Award, the Corporation, as a condition of such issuance or distribution, may require the payment (through withholding from the Participant’s salary, reduction of the number of Shares or other securities to be issued, or otherwise) of any such taxes. Each Participant may satisfy the withholding obligations by paying to the Corporation a cash amount equal to the amount required to be withheld or by tendering to the Corporation a number of Shares having a value equivalent to such cash amount, or by use of any available procedure as described under Section 4(c) hereof.

(d)  Compliance with Applicable Law and Regulations.    The adoption of the Plan and the grant and exercise of the Awards thereunder shall be subject to receipt of all required regulatory approvals, including without limitation any required approvals of the Federal Communications Commission. Should any provision of the Plan that is intended to comply with the provisions of Rule 16b-3 under the Exchange Act at the date of the adoption of the Plan by the Board not be necessary for such compliance, or become no longer necessary for such compliance, such provision of the Plan shall have no force or effect under the Plan as of the date that such provision is not required for the purpose of satisfying the provisions of Rule 16b-3 under the Exchange Act.

(e)  Costs and Expenses.    The costs and expenses of administering the Plan shall be borne by the Corporation and shall not be charged against any Award or to any employee receiving an Award.

(f)  Funding of Plan.    The Plan shall be unfunded. Neither the Participants nor any other persons shall have any interest in any fund or in any specific asset or assets of the Corporation or any other entity by reason of any Award. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Corporation.

(g)  Other Incentive Plans.    The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

(h)  Plurals.    Where appearing in the Plan, singular terms shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

(i)  Headings.    The headings and sub-headings in the Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

(j)  Severability.    In case any provision of the Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

(k)  Liability and Indemnification.    (i) Neither the Corporation nor any Affiliate shall be responsible in any way for any action or omission of the Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in the Plan. Furthermore, neither the Corporation nor any Affiliate shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel provided that the Corporation and/or the appropriate Affiliate relied in good faith upon the action of such agent or the advice of such counsel.

(ii)  Except for their own gross negligence or willful misconduct regarding the performance of the duties specifically assigned to them under, or their willful breach of the terms of, the Plan, the Corporation, each Affiliate and the Committee shall be held harmless by the Participants, former Participants, beneficiaries and their representatives against liability or losses occurring by reason of any act or omission. Neither the Corporation, any Affiliate, the Committee, nor any agents, employees, officers, directors or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to the Plan, except as expressly provided herein.

(l)  Cooperation of Parties.    All parties to the Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which the Committee deems necessary or desirable for carrying out the Plan or any of its provisions.

(m)  Governing Law.    All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of Delaware.

(n)  Nonguarantee of Employment or Consulting Relationship.    Nothing contained in the Plan shall be construed as a contract of employment (or as a consulting contract) between the Corporation (or any Affiliate) and any Employee or Participant, as a right of any Employee or Participant to be continued in the employment of (or in a consulting relationship with) the Corporation (or any Affiliate), or as a limitation on the right of the Corporation or any Affiliate to discharge any of its Employees or Consultants, at any time, with or without cause.

(o)  Notices.    Each notice relating to the Plan shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to it at c/o General Counsel, 1500 Eckington Place, N.E., Washington, D.C. 20002. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Committee’s records.

(p)  Written Agreements.    Each Award shall be evidenced by a signed Award Agreement between the Corporation and the Participant containing the terms and conditions of the Award.

SECTION 13

AMENDMENT OR TERMINATION OF PLAN

The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan at any time except that no amendment, suspension or termination of the Plan shall alter or impair any Award previously granted under the Plan without the consent of the holder thereof. Any provision of the Plan or any Award Agreement notwithstanding, the Committee may cause any Award granted hereunder to be cancelled in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal to the Fair Market Value of such cancelled Award.

SECTION 14

TERM OF PLAN

The Plan shall automatically terminate on the day immediately preceding the tenth anniversary of the date the Plan was adopted by the Board of Directors, unless sooner terminated by the Board of Directors. No Award may be granted under the Plan subsequent to the termination of the Plan.

SECTION 15

EFFECTIVE DATE

The Plan shall become effective as of June 16, 1998, the date as of which it was approved by the Board of Directors.

*   *   *   *   *

The Plan was duly adopted and approved by the Board on June 16, 1998, and was duly adopted and approved by the stockholders of the Corporation on June 16, 1998. The Board duly adopted certain amendments to the Plan on February 3, 1999 and June 6, 1999. The Board duly adopted certain amendments to the Plan on July 8, 1999, including an amendment to increase the number of authorized Shares under the Plan; the stockholders of the Company approved the amendment for such increase in the number of authorized Shares on July 8, 1999. The Board duly adopted certain amendments to the Plan on March 9, 2000, including an amendment to increase the number of authorized Shares under the plan; the stockholders of the Company approved the amendment for such increase in the number of authorized Shares on May 31, 2000. The Board duly adopted certain amendments to the Plan on January 11, 2001, including an amendment to increase the number of authorized Shares under the plan; the stockholders of the Company approved the amendment for such increase in the number of authorized Shares on May 24, 2001. The Board duly adopted certain amendments to the Plan on March 14, 2002, including an amendment to increase the number of authorized Shares under the Plan; the stockholders of the Company approved the amendments on May 23, 2002. The Board duly adopted certain amendments to the Plan on March 20, 2003, including an amendment to increase the number of authorized Shares under the Plan; the stockholders of the Company approved the amendments on             , 2003.

Joseph M. Titlebaum

XM Satellite Radio Holdings Inc.

Executive Vice President,

General Counsel and Secretary

Exhibit C

XM SATELLITE RADIO HOLDINGS INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE AND SCOPE OF THE PLAN

1.1	Purpose

The XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Corporation.

1.2	Definitions

Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

“XM Benefits Administration” shall mean the Corporation’s Human Resources Group.

“Board” shall mean the Board of Directors of the Corporation.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee of officers or employees of the Corporation and/or one or more of its Subsidiaries appointed by the Board, which Committee shall administer the Plan as provided in Section 1.3 hereof.

“Common Stock” shall mean shares of Class A common stock, par value $.01 per share, of the Corporation.

“Compensation” shall mean the base salary, bonuses, overtime, and commissions paid to an Employee by the Corporation or a Subsidiary in accordance with established payroll procedures.

“Corporation” shall mean XM Satellite Radio Holdings Inc.

“Covered Officer” shall mean an Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Eligible Employee” shall mean an Employee who (i) is scheduled to work at least 20 hours per week and (ii) whose customary employment is more than five (5) months in a calendar year.

“Employee” shall mean any employee of the Corporation or a Subsidiary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Date” shall mean the date as determined by the Committee.

“Fair Market Value” of a share of Common Stock shall mean (i) with respect to the Initial Offering Date, the price at which a share of Common Stock is sold to the public in the Initial Public Offering, or (ii) in all other cases, the amount equal to the average of the closing bid and asked for prices of a Share on the applicable date as reported by the consolidated tape of the National Association of Securities Dealers Automated Quotation (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted on the applicable date), or, if no Share transactions are reported on such tape (or such other system) on the applicable date, the average of the closing bid and asked for prices of a Share on the immediately preceding date on which Share transactions were so reported, or as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

“Initial Offering” shall mean the first Option Period under the Plan, which shall begin on the Initial Offering Date and shall end on December 31, 1999.

“Initial Offering Date” shall mean October 4, 1999.

“Offering Date” shall mean such date as shall be determined by the Committee in accordance with the terms of the Plan.

“Option Period” shall mean (i) in the case of the Initial Offering, the period beginning on the Initial Offering Date and ending on December 31, 1999, or (ii) in all other cases, the period beginning on an Offering Date and ending on the next succeeding Exercise Date.

“Option Price” shall mean the purchase price of a share of Common Stock hereunder as provided in Section 3.1 hereof.

“Participant” shall mean any Eligible Employee who elects to participate.

“Plan” shall mean this XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan, as the same may be amended from time to time.

“Plan Account” shall mean an account established and maintained by the Corporation in the name of each Participant.

“Plan Year” shall mean the twelve (12) month period beginning January 1 and ending on the following December 31.

“Stock Purchase Agreement” shall mean the form prescribed by the Committee which must be executed by an Employee who elects to participate in the Plan.

“Subsidiary” shall mean any company in which the Corporation owns, directly or indirectly, shares possessing 50% of the total combined voting power of all classes of stock.

1.3	Administration of Plan

The Committee shall have the authority to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan, provided that, except with respect to the Initial Offering, the Committee also is authorized to change the Offering Periods, Offering Dates and Exercise Dates under the Plan by providing written notice to all Employees at least 15 days prior to the Exercise Date following which such changes will take effect. The Committee shall adopt the form of Stock Purchase Agreement and all notices required hereunder. The Committee may delegate administrative tasks under the Plan to one or more agents. The Committee’s interpretation and decisions in respect to the Plan shall be final and conclusive.

1.4	Effective Date of Plan

The plan shall become effective on October 4, 1999, which shall be the Initial Offering Date, provided that the Plan is approved by the stockholders of the Corporation within 12 months before or after the date the Plan is adopted by the Board.

1.5	Termination of Plan

The Plan shall continue in effect through December 31, 2009 unless terminated prior thereto pursuant to Section 4.3 hereof, or by the Board which shall have the right to terminate the Plan at any time. Upon any such termination, the balance of any payroll deductions in each Participant’s Plan Account shall be refunded and, except as provided in Article VI, a certificate or certificates for any shares of Common Stock in each Participant’s Plan Account shall be distributed to the Participant.

ARTICLE II

PARTICIPATION

2.1	Eligibility

Except in the case of the Initial Offering, each person who is an Eligible Employee on an Offering Date may become a Participant by executing and filing a Stock Purchase Agreement at least 15 days prior to said Offering Date. In the case of the Initial Offering, each person who is an Eligible Employee on the Initial Offering Date may become a Participant by executing and filing a Stock Purchase Agreement on or before the date determined by the Committee in accordance with applicable law. An Employee may not participate in the Plan if immediately after the applicable Offering Date or, in the case of the Initial Offering, the Initial Offering Date, the Employee would be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary. Notwithstanding the foregoing, the eligibility of any Participant who is a Covered Officer is further limited to the extent provided in Article VI.

2.2	Payroll Deductions

Payment for shares of Common Stock purchased hereunder shall be made by authorized payroll deductions from each payment of Compensation in accordance with instructions received from a Participant. Payroll deductions (a) shall be equal to at least 1% of Compensation and (b) must equal at least five dollars ($5.00) per pay period and (c) may be expressed either as (i) a whole number percentage or (ii) a fixed dollar amount, subject to the provisions of section 3.3 hereof. A Participant may not increase or decrease the deduction during an Option Period. A Participant may, however, change the percentage deduction for any subsequent Option Period by filing another Stock Purchase Agreement at least 15 days prior to the Offering Date on which such subsequent Option Period commences. Amounts deducted from a Participant’s Compensation pursuant to this Section 2.2 shall be credited to the Participant’s Plan Account.

ARTICLE III

PURCHASE OF SHARES

3.1	Option Price

The Option Price of each share of the Common Stock shall be determined by the Committee; provided, however, that the Option Price per share of the Common Stock sold to Participants hereunder shall be no less than 85% of the Fair Market Value of such share on (i) in the case of the Initial Offering, either the Initial Offering Date or the Exercise Date of the Option Period, whichever is lower, or (ii) in all other cases, either the Offering Date or the Exercise Date of the Option Period, whichever is lower, but in no event shall the Option Price per share be less than the par value of the Common Stock.

3.2	Purchase of Shares

On each Exercise Date, the amount in a Participant’s Plan Account shall be charged with the aggregate Option Price of the largest number of whole shares of Common Stock which can be purchased with said amount.

The balance, if any, in such Plan Account shall be carried forward to the next succeeding Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 5.1 hereof.

3.3	Limitations on Purchase

The Fair Market Value (determined on the Offering Date or the Initial Offering Date, as the case may be) of the number of shares of Common Stock that may be purchased under the Plan by a Participant in any calendar year shall not exceed $25,000.

3.4	Transferability of Rights

Rights to purchase shares of Common Stock hereunder shall not be transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the Participant’s lifetime only by the Participant.

ARTICLE IV

PROVISIONS RELATING

TO COMMON STOCK

4.1	Common Stock Reserved

There shall be 1,000,000 authorized and unissued shares of Common Stock, reissued treasury shares of Common Stock, or shares of Common Stock otherwise acquired by the Corporation, reserved for the Plan, subject to adjustment in accordance with Section 4.2 hereof. The aggregate number of shares which may be purchased under the Plan shall not exceed the number of shares reserved for the Plan.

4.2	Adjustment for Changes in Common Stock

In the event that adjustments are made in the number of outstanding shares of Common Stock or the shares are exchanged for a different class of stock of the Corporation or for shares of stock of any other corporation by reason of merger, consolidation, stock dividend, stock split or otherwise, the Committee may make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase hereunder, and (ii) the Option Price. All such adjustments shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive.

4.3	Insufficient Shares

If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1 hereof, (i) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, and (ii) the Plan shall automatically terminate immediately after such Exercise Date.

4.4	Confirmation

Each purchase of Common Stock hereunder shall be confirmed in writing to the Participant. A record of purchases shall be maintained by appropriate entries on the books of the Corporation. Except as provided in Article VI, Participants may obtain a certificate or certificates for all or part of the shares of Common Stock purchased hereunder by requesting same in writing.

4.5	Rights as Shareholders

The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Corporation shall exist with respect to such shares.

ARTICLE V

TERMINATION OF PARTICIPATION

5.1	Voluntary Withdrawal

A Participant may withdraw from the Plan at any time by filing notice of withdrawal prior to the close of business on an Exercise Date. Upon withdrawal, the entire amount, if any, in a Participant’s Plan Account shall be refunded to him or her, unless the Participant elects in such notice of withdrawal to have such amount used to purchase whole shares of Common Stock pursuant to Section 3.2 hereof on said Exercise Date, and have any remaining balance refunded. Except as provided in Article VI with respect to Covered Officers, any Participant who withdraws from the Plan may again become a Participant in accordance with Section 2.1 hereof.

5.2	Termination of Eligibility

If a Participant retires, he or she may elect to (i) withdraw the entire amount, if any, in his or her Plan Account, or (ii) have the amount used to purchase whole shares of Common Stock pursuant to Section 3.2 hereof on the next succeeding Exercise Date, and have any remaining balance refunded.

If a Participant ceases to be eligible under Section 2.1 hereof for any reason other than retirement, the dollar amount in such Participant’s Plan Account will be refunded and, except as provided in Article VI, the number of unissued shares in such Participant’s Plan Account will be distributed to the Participant or his or her designated beneficiary or estate.

ARTICLE VI

SPECIAL RULES FOR COVERED OFFICERS AND CERTAIN RELATED MATTERS

6.1	Withdrawal From Plan

Unless permitted by the Committee, if a Participant who is a Covered Officer withdraws from the Plan (i.e., ceases participation), he or she will not again be eligible to participate in the Plan until the expiration of six months from the effective date of the notice of withdrawal. In the event of such withdrawal, the entire amount, if any, in the Participant’s Plan Account shall be refunded to him or her, unless the Participant elects in the notice of withdrawal to purchase shares of Common Stock at the end of the Option Period and have the balance, if any, in the Participant’s Plan Account refunded (in such case, the effective date of the notice of withdrawal will be the Exercise Date).

6.2	Obtaining Certificates for Common Stock

Unless otherwise permitted by the Committee, a Participant shall not be permitted to receive a certificate or certificates representing shares of Common Stock held in his or her Plan Account until the expiration of six months from the Exercise Date on which the shares are purchased. If a Participant withdraws from the Plan (i.e., ceases participation) or the Plan terminates, and the Participant has shares of Common Stock in his or her Plan Account that have not been held for such six-month period, no certificates for the shares will be issued to the Participant until the end of that six-month period unless the Committee so permits. Unless permitted by the

Committee, if a Participant who is a Covered Officer wishes to receive a certificate or certificates representing shares of Common Stock that have been held in his or her Plan Account for at least six months, the Participant also must withdraw from the Plan (i.e., cease participation) as of the date the certificate or certificates are issued and will not again be eligible to participate in the Plan until the expiration of six months from that date.

6.3	Qualification under Code Section 423

Should any provision of this Article VI cause the Plan not to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code, then such provision shall not be a requirement under the Plan. In that event, such provision shall instead be a guideline that each Participant who is a Covered Officer is urged to follow in order to avoid possible liability to the Corporation pursuant to Section 16(b) of the Exchange Act with respect to transactions under the Plan.

ARTICLE VII

GENERAL PROVISIONS

7.1	Broad Based, Nondiscriminatory Plan

The Plan shall at all times be a broad based, nondiscriminatory plan within the meaning of Rule 16b-3(d)(2)(i)(A) under the Exchange Act.

7.2	Notices

Any notice that a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and, except with respect to a notice of withdrawal that is intended to take effect after the purchase of shares of Common Stock at the end of the Option Period (see Section 5.1 above), shall be effective when received by XM Benefits Administration.

7.3	Condition of Employment

Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Corporation or a Subsidiary to terminate an Employee.

7.4	Amendment of the Plan

The Board of Directors may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the stockholders, no amendment may increase the aggregate number of shares reserved under the Plan other than as provided in Section 4.2 hereof, materially increase the benefits accruing to Participants, or modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder.

7.5	Application of Funds

All funds received by the Corporation by reason of purchase of Common Stock hereunder may be used for any corporate purpose.

7.6	Legal Restrictions

The Corporation shall not be obligated to sell shares of Common Stock hereunder if counsel to the Corporation determines that such sale would violate any applicable law or regulation.

7.7	Governing Law

The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

*   *   *   *   *

The Plan was duly adopted and approved by the Board on September 9, 1999, and was duly adopted and approved by the stockholders of the Corporation on September 27, 1999. Amendments to the Plan were duly adopted and approved by the Board on March 8, 2001 and duly adopted and approved by the stockholders of the Corporation on May 24, 2001. Amendments to the Plan were duly adopted and approved by the Board on March 20, 2003 and duly adopted and approved by the stockholders of the Corporation on             , 2003.

Joseph M. Titlebaum

XM Satellite Radio Holdings Inc.

Executive Vice President,

General Counsel and Secretary

PROXY

XM SATELLITE RADIO HOLDINGS INC.

1500 Eckington Place, N.E.

Washington, D.C. 20002

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Joseph Titlebaum and Hugh Panero, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of XM Satellite Radio Holdings Inc. held of record by the undersigned on April 1, 2003 at the Annual Meeting of Stockholders to be held on May 22, 2003 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒	Please mark votes as in this example

1.	Election of Directors, Nominees:

(01) Gary M. Parsons, (02) Hugh Panero, (03) Nathaniel A. Davis, (04) Thomas J. Donohue,  (05) Chester A. Huber, Jr., (06) Randall T. Mays, (07) Pierce J. Roberts, Jr., (08) Jack Shaw,  (09) Thomas G. Elliott, (10) R. Steven Hicks, (11) James N. Perry.

FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐

☐

For all nominees except those nominees whose number is noted above

2. Approve the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, as amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Approve the amendment to the XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Ratify the appointment of KPMG LLP as independent auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5. In	their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

MARK	HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:

Signature:	Date: